Exhibit 4.2




                       Shares Sale and Purchase Agreement



                              Shell Petroleum N.V.


                                      and


                   Oxiteno Nordeste S.A. Industria e Comercio


                                      and


                            Companhia Ultragaz S.A.


                                  relating to



  the sale and purchase of the whole of the issued share capital of Shell Gas
                               (LPG) Brasil S.A.


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This Shares Sale and Purchase Agreement (the "Agreement") is entered into on, and is effective as of, this 08 of August, 2003, by and between

Shell Petroleum N. V., a corporation organized and existing under the laws of The Netherlands, with its principal offices at Carel van Bylandt, Laan, The Hague, The Netherlands (hereinafter the "Seller"),

AND

Oxiteno Nordeste S.A. Industria e Comercio, a corporation organized and existing under the laws of the Federative Republic of Brazil, with its principal offices at Avenida Brigadeiro Luis Antonio, 1343/ 7(degree) andar, Sao Paulo, State of Sao Paulo (registered in the taxpayers' registry under No. 14.109.664/0002-89) (hereinafter the "Purchaser"),

AND

Companhia Ultragaz S.A., a corporation organized and existing under the laws of the Federative Republic of Brazil, with its principal offices at Avenida Brigadeiro Luis Antonio, 1343/ 9(degree) andar, Sao Paulo, State of Sao Paulo (registered in the taxpayers' registry under No. 61.602.199/0001-12) (hereinafter the "Ultra"), having as its objective the sale by the Seller and the purchase by the Purchaser of the totality of the Shares of the Company (as defined below).

Seller and Purchaser are also hereinafter referred to individually as a "Party" and jointly as the "Parties".

WHEREAS:

(A) The Seller is the legal and beneficial owner of the Shares (as defined below) and is entitled to sell all such Shares to the Purchaser on the terms and conditions set out in this Agreement;

(B) The Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from Seller, the totality of the Shares for the Purchase Price (as defined below), and subject to the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.      Clause One - Interpretation

1.1     In this Agreement and the Schedules to it:

        "Affiliate"                     means a company, partnership (including
                                        but not limited to "sociedades
                                        anonimas", "sociedades


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                                        simples" and "sociedades simples
                                        limitadas" or "sociedades empresarias
                                        limitadas") or other legal entity which
                                        directly or indirectly controls, or is
                                        controlled by, or which is controlled by an entity which controls, a Party. "Control" means the ownership directly or indirectly of more than fifty (50) percent of the voting rights in a company (including, but not limited to "sociedades anonimas", "sociedades simples" and "sociedades simples limitadas" or "sociedades empresarias limitadas") or other legal entity. With respect to the Seller, Affiliate shall also mean its parent companies (the "Parent Companies") N.V. Koninklijke Nederlandsche Petroleum Maatschappij,
                                        The "Shell" Transport and Trading
                                        Company Plc, or either of them, and any
                                        company (except Seller) directly or
                                        indirectly controlled by such Parent
                                        Companies or either of them;

        "Audited Financial Statements"  shall have the meaning attributed to it on Clause 3.2(A)(v) below;

         "Books and Records"            means all Company's accounting books,
                                        tax books, corporate books (including
                                        but not limited to the share register
                                        book, share transfer book, minutes of
                                        the General Shareholder's meeting book,
                                        shareholders' attendance book and
                                        minutes of the executive committee's
                                        meeting book) and any support
                                        documentation used by the Company in
                                        order to prepare such books;

         "Business Day"                 means a day (other than a Saturday or a
                                        Sunday) on which banks are open for
                                        business in Rio de Janeiro and Sao


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                                        Paulo, Brazil and in The Hague, The
                                        Netherlands;

         "Business Information"         means all information, know-how and
                                        records (whether or not confidential and in whatever form held) including
                                        (without limitation) all:


                                        A)  formulas, designs, specifications,
                                            drawings, data, manuals and
                                            instructions;

                                        B)  customer lists, sales, marketing and
                                            promotional information;

                                        C)  business plans and forecasts; and

                                        D)  technical or other expertise
                                            proprietary to the Company;

         "Closing Balance Sheet"        means the balance sheet prepared by the
                                        Company for the period ended on July
                                        31,. 2003;

         "Closing Date"                 means the date this Agreement has been
                                        entered into by and between the Parties, as indicated in the preamble above, which will also be the date of completion of the transactions to convey ownership and title of the Shares to the Purchaser against payment by the
                                        Purchaser to Seller of the Purchase
                                        Price;

         "Company"                      means Shell Gas (LPG) Brasil S.A. basic
                                        information concerning which is set out
                                        in Schedule 3 (Basic information about
                                        the Company);

         "Completion"                   means the completion of the sale and the
                                        purchase of the Shares and payment of
                                        the Purchase Price to the account
                                        designated by Seller, as set forth in
                                        Clauses 2, 3, 4 and 5 hereto;

         "Core Business"                means a business activity exercised
                                        directly or indirectly by a Person,
                                        which represents more than 15%


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                                        of the consolidated gross income of such
                                        Person;

         "Designated Bank"              means the Brazilian bank designated by
                                        the Seller to close the foreign exchange transaction for remittance of the due
                                        Purchase Price to the Seller's account
                                        overseas;

         "Disclosure Letter"            means the letter dated August 8, 2003
                                        written by the Seller to the Purchaser
                                        for the purposes of Clause 9
                                        (Purchaser's remedies and Sellers
                                        limitations on liability) and its
                                        attachments, a copy of which is attached to this Agreement as Schedule 5. For all the purposes of this Agreement, all documents delivered with it, listed in or referred to in any attachment of the Disclosure Letter shall be considered as a part of the Disclosure Letter;

         "Encumbrance"                  means any and all liens, charges,
                                        security interests, options, claims,
                                        mortgages, pledges, or agreements,
                                        obligations, understandings or
                                        arrangements or other restrictions on
                                        title or transfer of any nature
                                        whatsoever;

         "Environmental Laws"           has the meaning given in paragraph 21 of
                                        Schedule 1 (Warranties);

         "Environmental Matters"        has the meaning given in paragraph 21 of
                                        Schedule 1 (Warranties);

         "Environmental Permits"        has the meaning given in paragraph 21 of
                                        Schedule 1 (Warranties);

         "Governmental Authority"       means any administrative, judicial or
                                        legislative body, agency, bureau,
                                        commission, court, department or other
                                        instrumentality of any federal, state or municipal government, of Brazil;


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         "Hazardous Material"           has the meaning given in paragraph 21 of
                                        Schedule 1 (Warranties);

         "IPC-A" means Indice de Precos ao Consumidor Amplo, calculated by Instituto Brasileiro de Geografia e Estatistica;

         "Indebtedness"                 means (i) all indebtedness for borrowed
                                        money (including, without limitation,
                                        indebtedness incurred with financial
                                        institutions, the Seller or Affiliates
                                        of the Seller), (ii) all indebtedness
                                        related to the deferred purchase price
                                        of property or services, (iii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (iv) all obligations under financing leases, and (v) all liabilities secured by any lien on any property;

         "Intellectual Property"        means patents, trade marks, rights in
                                        designs, copyrights and database rights
                                        (whether or not any of these is
                                        registered and including applications
                                        for registration of any of the
                                        aforementioned);

         "LPG"                          means liquefied petroleum gas;

         "Material Adverse Effect"      means an effect which is materially
                                        adverse to (i) the consolidated
                                        financial condition, businesses or
                                        results of operations of a person as a
                                        whole (or, if used with respect thereto, of such group of persons taken as a whole) or (ii) the ability of such person (or group) to consummate the transactions contemplated in this
                                        Agreement;

         "Nominees"                     means Mr. Aldo Antonio Castelli and Mr.
                                        Alexander Constantijn Maljers;


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         "Nominee Shares"               means 16 common shares held by the
                                        Nominees;

         "Proceedings"                  means any proceeding, suit or action
                                        arising out of or in connection with
                                        this Agreement;

         "Property" or "Properties"     means any tangible and/or intangible,
                                        movable and/or immovable property of the Company, wherever same may be located;

         "Purchase Price"               means the price for which Seller agrees
                                        to sell the Shares to the Purchaser, and the Purchaser agrees to pay to Seller for the Shares, in accordance with the terms and conditions set forth in this Agreement and as specifically agreed in Clause 4.1 (Purchase Price) of this
                                        Agreement;

         "Reference Balance Sheet"      means the balance sheet prepared by the
                                        Company for the period ended on the
                                        Reference Date, a copy of which is
                                        attached hereto as Schedule 9;

         "Reference Date"               means April 30, 2003;

         "Relevant Property"            means the Property or Properties
                                        referred to in the Disclosure Letter and in Schedule 4 (Intellectual Property);

         "Seller's Designated Account"  means the Seller's bank account in New
                                        York, United States of America, as
                                        indicated in writing by Seller to
                                        Purchaser at least 5 (five) Business
                                        Days prior to the payment of any portion of the Purchase Price, as per Clause
                                        4.1.1. below;

         "Service Agreement"            means the Service Agreement between
                                        Shell Brasil and the


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                                        Company, an agreed form of which is
                                        attached herewith as Schedule 11;

         "Service Documents"            means any documents delivered to any
                                        Party for the service of process for any suit or action related to this Agreement;

         "Shares" means 1.313.745 common shares held by the Seller and the Nominee Shares, which are fully subscribed and paid, representing all the issued shares in the capital of the Company;

         "Share Purchase Documents"     means this agreement, the Disclosure
                                        Letter, the Trademark License Agreement, the Service Agreement, and any other documents referred in or attached to this Agreement and the Disclosure
                                        Letter;

         "Shell Brasil"                 means Shell Brasil Ltda., a corporation
                                        organized and existing under the laws of the Federative Republic of Brazil, with its principal office at Av. Das Americas
                                        4200, bloco 5, rooms 101 through 701,
                                        and bloco 6, rooms 101 through 601, Rio
                                        de Janeiro, State of Rio de Janeiro, the Federative Republic of Brazil, enrolled with taxpayers register (CNPJ) under number 33.453.598/0001-23;

         "Shell Brasil Loan"            has the meaning set forth in Clause
                                        3.2(E) of this Agreement;

         "Subsidiary"                   means at any relevant time any legal
                                        entity in which the Company directly or
                                        indirectly holds at least a majority of
                                        the voting capital;

         "Tax" or "Taxation"            means any taxes, fees, levies, duties,
                                        charges or similar assessments
                                        (including interest, fines, penalties,
                                        monetary adjustments and additions


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                                        imposed with respect thereto) imposed by
                                        or payable to any governmental or other
                                        taxing authority, whether federal,
                                        state, municipal or otherwise,
                                        including, without limitation, income,
                                        withholding income tax, tax on
                                        manufactured products, import tax, tax
                                        on distribution or circulation of goods
                                        and services, social security
                                        contributions, social contributions, tax on financial transactions, provisional contribution on financial transactions. tax on real property, tax on services and other taxes of any kind or nature, including the contributions related to the Mandatory Fund for Unemployment Benefit (Fundo de Garantia por Tempo de Servico - FGTS);

        "Trademark License Agreement"   means the Trademark License Agreement
                                        between Shell Brasil and the Company for the purposes of Clause 6, an agreed form of which is attached herewith as
                                        Schedule 6;

        "Transition Period"             has the meaning set forth in Clause 6.2;

        "Warranties"                    means the warranties set out in Schedule
                                        1 (Warranties) given by the Seller, and
                                        the warranties given by the Purchaser in Clause 8, and "Warranty" shall be construed accordingly;

        "Waste"                         has the meaning given in paragraph 21 of
                                        Schedule 1 (Warranties); and

        "Working Hours"                 means 9.00 a.m. to 5.00 p.m. on a
                                        Business Day, local time in Rio de
                                        Janeiro, Brazil, and in The Hague, The
                                        Netherlands.


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


1.2     In this Agreement, unless otherwise specified:

        (A) references to Clauses, sub-Clauses, paragraphs, sub-paragraphs, attachments and Schedules are to Clauses, sub-Clauses, paragraphs, sub-paragraphs of, and attachments and Schedules to, this Agreement;

        (B) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted except to the extent that any amendment or modification made after the date of this Agreement would increase or alter the liability of the Seller or of the Purchaser under this Agreement;

        (C) references to a "person" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

        (D)     use of any genders includes the other genders;

        (E) except as provided for in Clause 16, references to writing shall include any modes of reproducing words in a legible and ncn-transitory form;

        (F) headings to Clauses and Schedules are for convenience only and do not affect the interpretation of this Agreement;

        (G) the Schedules and any attachments form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules and attachments.

2.      Clause Two - Sale and Purchase

2.1 Subject to the terms and conditions set forth in this Agreement, the Seller hereby irrevocably and unconditionally sells to the Purchaser and cause the Nominees to sell to the Purchaser, and the Purchaser hereby irrevocably and unconditionally purchases from the Seller, the Shares for the Purchase Price with all rights and obligations attached or accruing to them on the Closing Date.

2.2 The Purchaser shall be entitled to exercise all rights attached or accruing to the Shares as from the Closing Date. Except as may be expressly provided for in this Agreement, as of the Closing Date the Purchaser


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        becomes solely responsible for, and assumes, all obligations and liabilities in any manner related to the Shares and the ownership thereof.

3. Clause Three - Implementation of Shares Transfer/Procedures on the Effective Date

3.1 Immediately before the Closing Date, the Seller has caused the Company to:

        (i) except for the Shell Brasil Loan, settle all invoices payable to Affiliates of the Company;

        (ii) terminate the agreement involving all the secondees, as per the list attached to this Agreement as Schedule 7;

        (iii) cancel the request for Registry n(degree) 824860489 concerning the trademark "Shell Gas";

        (iv) terminate all the powers of attorney granted by the Company currently in force, except for those informed in writing by the Purchaser to the Seller prior to the Closing Date; and

        (v) make the provisions set forth in attachment III to the Disclosure Letter, as agreed with the Purchaser.

3.2     On or prior to the Closing Date:

        (A) The Seller has delivered to the Purchaser, who hereby declares to have received and to be satisfied with each of the following:

        (i) original letter of resignation by each of the Company's statutory directors, with express relinquishment of any rights which they may have under any contract of employment with the Company or under any statutory provision including any right to damages for wrongful dismissal, redundancy payment or compensation for loss of office or unfair dismissal, it being understood and agreed that all payments required to be made by the Company to such directors (as well as any payment due pursuant to any contract) shall be effected by the Company on or before the Closing Date;

        (ii) the Share Transfer Register Book of the Company (Livro de Registro de Transferencia de Acoes Nominativas), duly signed by an authorized representative of the Seller and by the Nominees, reflecting the transfer of the Shares from the Seller and from the Nominees and the Share Register Book of the Company (Livro de


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                Registro de Acoes Nominativas), reflecting the ownership of the
                Shares by the Purchaser;

        (iii) a copy of the power of attorney (or equivalent document) under which the transfer of the Shares is executed on behalf of Seller;

        (iv)    all Books and Records of the Company; and

        (v) audited financial statements of the Company for the accounting reference period ended on December 31, 2002, comprising a balance sheet, profit and loss account, notes, auditors' and directors' reports and a statement of the source and application of funds (the "Audited Financial Statements") and the Reference Balance Sheet.

        (B) The Purchaser has delivered to the Seller, who hereby declares to have received and to be satisfied with each of the following:

        (i) a certified copy of the resolution of the directors of the Purchaser which authorised the purchase of the Shares for the consideration and upon the terms set out in this Agreement;

        (ii) proof of payment of the Purchase Price in accordance with the Seller's payment instructions.

        (C) The Company (with the express consent of the Purchaser), the Purchaser and the Seller, or the relevant Seller's Affiliate, have each executed three counterparts of the Trademark License Agreement, and have each delivered to the other one duly signed counterpart of same.

        (D) The Seller shall hold a General Meeting of Shareholders of the Company in order to approve the change of its corporate name to SPGAS Distribuidora de Gas S.A. and appoint the new directors indicated by the Purchaser, among other matters.

        (E) The Purchaser shall pay, as per Shell Brasil's written instructions, on behalf of the Company, the outstanding amount of principal and accrued interest due under the loan agreement entered into between the Company and Shell Brasil on February 13, 1997 and any other debt owed to Shell Brasil, being the total amount due equal to R$ 62.701.000,00 (sixty two million, seven hundred and one thousand reais) as of the Closing Date (the "Shell Brasil Loan").

        (F) The Seller shall cause Shell Brasil to enter into a Service Agreement with the Company, which shall govern the rendering of services by Shell Brasil to the Company.


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3.3     No later than 30 days after the Closing Date, the Seller shall:

        (i) deliver to the Purchaser the instrument terminating the agreements for the rendering of services to the Company listed in the Schedule 8 to this Agreement duly signed by the applicable Affiliate of the Seller; and

        (ii) cancel all guaranties given by the Company to or on behalf of any secondee, officer or director of the Company or any party related to the Seller (including, without limitation, any Affiliate or Subsidiary of the Seller), provided, however, that the Seller shall reimburse and indemnify the Purchaser, the Company and/or any of their Affiliates for any amount paid or damage suffered by any of them in connection with any of the agreements and/or the guaranties mentioned above. The amounts due by the Seller under this Clause shall be adjusted by IPC-A from the date on which the relevant payment is made or damage is incurred to the date on which the Seller reimburse or indemnify the Purchaser, the Company or any of their Affiliates.

4.      Clause Four - Purchase Price

4.1 The total consideration for the sale of the Shares (the "Purchase Price") shall be the payment by the Purchaser to the Seller of the amount of R$ 107.865.000,00 (one hundred and seven million, eight hundred and sixty five thousand reais) to be paid on the Closing Date to the Seller in accordance with Clause 4.1.1.

4.1.1 Payment of the Purchase Price shall be made by means of the execution of a foreign exchange agreement between the Purchaser and the Designated Bank which shall include, without limitation, the following information:
        (i) as purpose of the transaction, the acquisition of the Shares by the Purchaser; (ii) as currency of the exchange transaction, the US Dollar;
        (iii) as destination of the funds, the Seller's Designated Account; (iv) as exchange rate, the exchange rate to be agreed between the Seller and the Designated Bank, as informed in writing to the Purchaser by the Seller and the Designated Bank before the Closing Date; and (v) any other wire or other instructions specifically required in writing by the Seller, in order to permit the remittance of any portion of the Purchase Price to the Designated Account on the Closing Date, to the extent permissible by applicable foreign exchange laws and regulations in force from time to time.

4.2 With due regard to Clause 4.1. above, on the Closing Date, the Purchaser shall cause the Company to proceed with the registration of the sale of


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        Shares to the Purchaser, and the appropriate amendments in the existing foreign investment registration, with the Central Bank of Brazil, through SISBACEN system, RDE-IED Mode (Eletronic Registration Statements
        - Direct Foreign Investor), for which purpose Seller shall provide on the day immediately prior to the Closing Date such RDE-IED number to the Purchaser, so as to permit the closing of the foreign exchange contract for the remittance of funds by the Purchaser to the Seller.

4.3 Each of the parties shall be exclusively liable for the payment of its own Taxes, that may result from the sale, assignment and transfer of the Shares as provided hereunder. Should the Purchaser be required by law to deduct the withholding income tax in respect to the Purchase Price, the Purchaser shall then make such deduction and pay the amount agreed with the Seller on its behalf to the respective tax authority. The Purchaser shall deliver to the Seller a certified copy of the tax documents attesting the collection of such withholding tax within a 30-day period following the Closing Date. Should a Party be held liable for a payment due by the other party, the other party shall defend, hold harmless and indemnify the other Party against which the payment is unduly assessed.

5.      Clause Five - Completion

5.1 Completion of the sale and purchase of the Shares shall take place on the Closing Date at the office of the Purchaser located at Av. Brigadeiro Luis Antonio, 1343, 7(degree) andar, Sao Paulo, State of Sao Paulo, the Federative Republic of Brazil (or in such other place or date as may be agreed upon in writing by the parties hereto) and upon all actions/procedures referred to in Clause Three above having been taken/performed.

5.2 The Parties agree that all licences of Intellectual Property or know-how granted by the Seller or an Affiliate of the Seller to the Company which are current on the Closing Date shall terminate with effect from the Closing Date, and that the Trademark License Agreement shall be entered into by and between the Company and the Seller or the relevant Affiliate of the Seller, the specific purpose of which is to allow the Purchaser to take all necessary measures for the re-branding of all of Company's and its customers sites within the term established in the Trademark License Agreement. The Parties agree that should the Purchaser not re-brand all of Company's and its customers' sites within the term of duration of the Trademark License Agreement or fail to comply with any other obligation set forth therein, Purchaser will be subject to the penalties established therein, without prejudice to any other legal remedies available to the Seller.


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6.      Clause Six - Use of Trade Marks and Business Names by the
        Purchaser/Company

6.1 The Purchaser agrees that all rights to visual identity, trademarks, brand, trade, domain names, corporate or business logos of the Seller or of any of the Seller's Affiliates are proprietary to, and shall remain vested in, the Seller or the relevant Seller's Affiliates following the Closing Date. Except as specifically and exclusively permitted under Clauses 6.2, 6.3, 6.4 and 6.5 hereof, following the Closing Date the Purchaser and its Affiliates shall refrain from, and shall cause the Company to refrain from, using any name including the word "Shell", or any name confusingly similar to the word "Shell" for any purpose. The Purchaser further agrees to take all necessary measures to cause the Company to comply with the provisions of this Clause 6 after the Closing Date. Any breach by the Purchaser or the Company of any provision of this clause 6 will result in the imposition of a daily penalty in the amount of R$50.000,00 per day until such default is cured, without prejudice to any other remedies available to the Seller or any of its affiliates.

6.2 In relation to the trademarks, trade business names or logos of the Seller or any of the Seller"s Affiliates, which appear on any cylinders, bulk tanks, vehicles, plants, depots, points of sale, franchisees' sites and any other asset, equipment or material which are used by the Company and/or its sub-licensees on the Closing Date, the Purchaser has agreed that Company enters into the Trademark License Agreement with Shell Brasil, which is the licensee of and has the right to grant third parties the right to use the relevant trade marks, according to which the Company and its sub-licensees may continue to display such trade marks, trade, business names, or logos of the Seller or any of the Sellers Affiliates on any cylinders, bulk tanks or vehicles, plants, depots, points of sale, franchisees' sites and any other asset, equipment or material which are used by the Company and/or its sub-licensees, as existing on the Closing Date and thereafter for specific transition periods set forth in the Trademark License Agreement ("the Transition Periods"). During the term of validity of the Trademark License Agreement and until no later than the last day of each Transition Period, the Purchaser agrees that it shall remove, or shall cause the Company or shall take all reasonable legal and/or commercial measures to cause its sub-licensees to remove, in the manner set forth in the Trademark License Agreement, from all such cylinders, bulk tanks, vehicles, plants, depots, points of sale, franchisees' sites and any other asset, equipment or material which are used by the Company and/or its sub-licensees, or obliterate all trademarks, trade, business names or logos of the Seller or any of the Seller's Affiliates which are the subject of the Trademark License Agreement on all cylinders, bulk tanks, vehicles, plants, depots, points of sale, franchisees' sites and any other asset, equipment or material


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

        which are used by the Company and its sub-licensees. The Purchaser and the Company shall hold harmless and indemnify the Seller and any of its Affiliates for the cost of all such re-branding activity.

6.3 In order to comply with the requirements of Brazilian regulations, the Purchaser shall at its sole responsibility, cost and expenses request and obtain all necessary authorisations from the relevant authorities to promote the re-branding of all Company customers' sites and facilities and for the supply of its products.

6.4 During the term of validity of the Trademark License Agreement as referred to in Clause 6.2 above, the Purchaser undertakes that it shall procure the following:

        (i) The Purchaser and the Company shall give Shell Brasil reasonable access to the Company's properties and premises, and shall require the sub-licensees to give reasonable access to their properties and premises, upon reasonable notice from Shell Brasil during the timeframes specified in the Trademark License Agreement and for three (3) months following the expiry of each specific period established in such agreement to check whether or not they have complied with Clause 4 of the Trademark License Agreement;

        (ii) In the case of the occurrence of any incident after the Closing Date where the Seller's brand or name, or any brand or name of any of its Affiliates, is or may be involved, including, without limitation, accidents or spills at a site or facility prior to its re-branding to a brand other than a Shell brand (an "Event"), the Purchaser shall, immediately contact the Sellers Public Relations Manager in order to enable the Seller to jointly with the Purchaser manage the resolution of such Event, including but not limited to the management of any clean-up operation, and any publicity and announcement relating to the Event. The Purchaser agrees that any failure by the Seller to act pursuant to this Clause 6.4 (ii) shall not exonerate the Purchaser of its obligations to seek the resolution of such event. The Purchaser further agrees and accepts that all costs, damages, expenses and liabilities of any kind whatsoever, including all compensation required to be paid which relate to an Event, shall be at its sole responsibility, and accordingly the Purchaser agrees to keep the Seller and any Seller's Affiliates always harmless from, and fully indemnified against, any such costs, damages, expenses and/or liabilities, which may be incurred by the same, including moral damages.

7.      Clause Seven - Seller's Warranties and Undertakings

7.1 Subject to the provisions of Clause 9 below (Purchaser's remedies and Sellers limitations on liability), the Seller warrants to the Purchaser that each of the Warranties is accurate in all respects on the Closing Date, other than any such Warranties that, by their terms, refer to a specific date other than the Closing Date, in which case are accurate in all respects on such specific date established therein.

7.2 The Purchaser acknowledges, accepts and agrees that it does not rely on and has not been induced to enter into this Agreement on the basis of any warranties, representations, covenants, undertakings, indemnities or other statements whatsoever, other than those expressly set out in this Agreement, and acknowledges, accepts and agrees that none of the Seller, its Affiliates, the Company, or any of their agents, officers or employees have given any such other warranties, representations, covenants, undertakings, indemnities or other statements.

7.3 Each of the Warranties shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference toor inference from the terms of any other Warranty.

7.4 Subject to the provisions of Clause 9 below, the Seller undertakes that it will hold the Purchaser and its Affiliates (including, without limitation, the Company) (the "Indemnitees - Purchaser") harmless and indemnified. and to keep the Indemnitees - Purchaser indemnified from and fully protected against all actions, claims, proceedings, loss, damage, all payments, costs or expenses imposed against or incurred by any of the Indemnitees - Purchaser in relation to or arising, directly or indirectly, from or in connection with: (a) any breach of any Warranty given by the Seller pursuant to this Agreement; or (b) any breach of any covenant or obligation of the Seller pursuant to this Agreement. The amounts due to the Indemnitee - Purchaser under this Clause shall be adjusted by IPC-A from the date on which the relevant final judicial decision or arbitration award is rendered until the date on which such payment is made.

7.5 The Seller shall cause Shell Brasil to pay any and all invoices that may be received by the Company after the Closing Date to the extent that such invoice is related to any agreement entered into by the Company and the Seller or any Affiliate or Subsidiary of the Seller, before the Closing Date, including, without limitation, agreements for the rendering of services.

7.6 In the event a court or judicial order is issued against the Seller or any of its Affiliates or Subsidiary which determine the creation of an Encumbrance upon all or part of the Shares, the Seller shall require or shall cause such Affiliate or Subsidiary to require the competent judge or court to substitute the Encumbered Shares by another security acceptable to such judge or court, to be made by the Seller or such Affiliate or Subsidiary, in favour of such competent judge or court.

7.7 The Seller shall cause Shell Brasil to endeavour its best efforts to conclude the registration before the Real Estate Registry of the transfer of title of the real properties of Duque de Caxias and Madre de Deus to the Company and to cancel the lien on the property of Duque de Caxias.

8.      Clause Eight- Purchaser's Warranties and Undertakings

8.1 The Purchaser is a company duly organized. validly existing and in good standing under the laws of the Federative Republic of Brazil and has the requisite corporate power and authority to enter into and perform all its obligation performed under this Agreement.

8.2 This Agreement constitutes and the other Share Purchase Documents to be executed by the Purchaser and delivered at Completion will, when executed, constitute legal, valid and binding obligations of the Purchaser in accordance with their respective terms.

8.3 The execution and delivery of, and the performance by the Purchaser of its obligations under, this Agreement and the other Share Purchase Documents will not:

        (a) conflict with or result in a breach of any provision of the By-laws of the Purchaser;

        (b) result in a material breach of, or constitute a material default under, any instrument or agreement to which the Purchaser is a party or by which the Purchaser is bound;

        (c) result in a material breach of any order, judgment or decree of any court or governmental agency to which the Purchaser is a party or by which the Purchaser is bound; or

        (d) require the consent of its shareholders or of any other person or Governmental Authority other than the approval by the Conseiho Administrativo de Defesa Economica - CADE and the consent by the board of directors of the Purchaser, which was given on or prior to the Closing Date.

8.4 The Purchaser shall, within 90 (ninety) days after the Closing Date, replace Shell Brasil as guarantor in the guarantee given on behalf of the Company in the lease agreement for the Company's headquarters. If the Seller or any of its Affiliates is required to make any payment under such guaranty, the Purchaser shall reimburse and indemnify the Seller or Shell Brasil for any amount paid or damage suffered forthwith. The amounts due by the Purchaser under this Clause shall be adjusted by IPC-A from the date on which the relevant payment is made or damage is incurred to the date on which the Purchaser reimburse or indemnify the Seller or Shell Brasil.

8.5 The Purchaser undertakes that after the Closing Date it will hold the Seller and its Affiliates (the "Indemnitees - Seller") harmless and indemnified, and to keep the Indemnitees - Seller indemnified from and fully protected against all actions, claims, proceedings, loss, damage, all payments, costs or expenses imposed against or incurred by any of the Indemnitees - Seller in relation to or arising, directly or indirectly, from or in connection with: (a) any breach of any warranty given by the Purchaser pursuant to this Agreement; or (b) any breach of any covenant or obligation of the Purchaser pursuant to this Agreement. The amounts due to the Indemnitee - Seller under this Clause shall be adjusted by IPC-A from the date on which the relevant final judicial decision or arbitration award is rendered until the date on which such payment is made.

8.6 The Seller shall not be liable to make any payment under this Agreement nor shall the Purchaser exercise any right of set-off or counter-claim against or otherwise withhold payment of any sums stated to be payable by the Purchaser to the Seller or under any other agreement subsisting between them unless and until such liability has been agreed or adjudged payable in final legal or arbitration proceedings.

8.7 In the event that the Seller, at any time after the Closing Date, should wish to take out insurance against liability under this Ageement, the Purchaser undertakes to provide such information as the prospective insurer may reasonably require before effecting such insurance.

9.      Clause Nine - Purchaser's Remedies and Seller's Limitations on Liability

9.1 The Purchaser shall not be entitled to claim from the Seller, its Affiliates and/or any of their directors, officers, agents and/or employees any indemnity resulting from any loss, cost, expenses and/or liability (either direct or indirect, and including without limitation any loss of profit and/or business interruption) which arise from, is connected with or related to, any fact or matter which has been originated on a date prior to the Closing Date, even if the effects arising therefrom occur after the Closing Date, nor shall the Purchaser be entitled to claim that any such fact or matter causes any of the Warranties to be breached, if the act or fact that gave rise to such loss, cost, expense and/or liability has been disclosed as referred to in the Disclosure Letter, in the Audit Financial Statements or in the Reference Balance Sheet. Accordingly, the Purchaser shall not have the right to claim, and shall keep at all times the Seller and any of its Affiliates and/or their directors, officers, agents and/or employees harmless from, and fully indemnified against, any such loss, damage, cost, expenses and/or liability, to the extent that the act or fact that gave rise thereto has been disclosed in the Disclosure Letter, in the Audit Financial Statements or in the Reference Balance Sheet, except to the extent that such loss, damage, cost, expense and/or liability arise from any wilful misconduct (dolo) or fraud of the Seller, its Affiliate, and/or any of their officers or directors, agents, and/or employees, in which case the limitations of liability of the Seller established in
        Schedule 2 shall apply.

9.1.1 For the avoidance of doubt, the parties agree that the Seller shall retain responsibility, within the limitations of liability established in Schedule 2 hereto, for any liabilities or claims that may arise in the future originating from an act or fact occurred prior to the Closing Date, to the extent that: (i) such act or fact that originated such liability or claim has not been expressly disclosed or referred to in the Disclosure Letter, in the Audit Financial Statements or in the Reference Balance Sheet; or (ii) such liability or claim could not have been assessed by the Purchaser from the examination of the Disclosure Letter, the Audit Financial Statements or the Reference Balance Sheet.

9.1.2 The amounts due to the Indemnitee - Seller under this Clause shall be adjusted by IPC-A from the date on which the relevant final judicial decision or arbitration award is rendered until the date on which such payment is made.

9.2 Notwithstanding the provisions of Clause 9.1 and any other Clause herein or item of any Schedule in contrary, the Seller undertakes that it will hold the Indemnitees - Purchaser harmless and indemnified, and to keep the Indemnitees - Purchaser indemnified from and fully protected against all actions, claims, proceedings, loss, damage, all payments, costs or expenses imposed against or incurred by any of the Indemnitees - Purchaser in relation to or arising, directly or indirectly, from or in connection with any of the matters listed in Schedule 10. The amounts due to the Indemnitee - Purchaser under this Clause shall be adjusted by IPC-A from the date on which the relevant final judicial decision or arbitration award is rendered until the date on which such payment is made.

9.3 No liability shall attach to the Seller in respect of claims under the Warranties (except to the Warranties set forth in paragraphs 1, 2.1, 2.2 and 4.1 of Schedule 1, to which this Clause 9.3 and the limitations set forth in

        Schedule 2 shall not apply) if and to the extent that the limitations set out in Schedule 2 (Limitations on the Seller's liability) apply.

9.4 Except with respect to any of the Warranties set forth in paragraphs 1, 2.1, 2.2 and 4.1 of Schedule 1, if, after the Closing Date, the Purchaser becomes aware that there has been any breach of the Warranties or any other term of this Agreement, the Purchaser shall not be entitled to terminate this Agreement, having as its sole remedy to claim the appropriate indemnity subject to the provisions of Schedule 2 (Limitations on the Seller's Liability) of this Agreement.

9.5 Except as stated expressly in this Clause, this Clause and Schedule 2 (Limitations on the Seller's liability) shall not limit any other Clause of this Agreement and in particular Clause 13 (Remedies and Waivers).

10.     Clause Ten - Access

10.1 The Purchaser shall make available to the Seller any Books or Records of the Company (or, if practicable, the relevant parts of those Books or Records) which are required by the Seller for the purpose of dealing with its Tax affairs and, accordingly, the Purchaser shall, upon being given reasonable notice by the Seller and subject to the Seller giving such undertaking as to confidentiality as the Purchaser shall reasonably require, procure that such Books and Records are made available to the Seller for inspection (during Working Hours) and copying (at the Sellers expense) for and only to the extent necessary for such purpose and for a period of six years from the Closing Date.

10.2 The Seller shall make available to the Purchaser any documents related to the Company that are in its possession or in the possession of any of its Affiliates and, accordingly, the Seller shall, upon being given reasonable notice by the Purchaser, procure that such documents are made available to the Purchaser for inspection (during Working Hours) and copying (at the Purchaser's expense) for a period of six years from the Closing Date.

11.     Clause Eleven - Effect of Completion

        Any provision of this Agreement and any other documents referred to in it which is capable of being performed after but which has not been performed on or before the Closing Date and all Warranties and covenants and other undertakings contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Completion.

12.     Clause Twelve - Non-Competition

12.1 Without the express prior written consent of Purchaser, the Seller shall not, any time during the five-year period immediately following the Effective Date, directly or indirectly, own, manage, control or participate in the ownership, management or control of an LPG distribution business in the Federative Republic of Brazil and provided, that the foregoing shall not:

        (i) prohibit the Seller from acquiring or in any way being associated with, any Person which holds a LPG business in Brazil, as long as such LPG business is not the Core Business of such Person; or

        (ii) restrict the Seller's right to own, manage, control or participate in the ownership, management or control of a Person involved in any upstream or downstream gas business in the Federative Republic of Brazil that does not involve LPG distribution (as defined by Portaria No. 203/99 issued by Agencia Nacional do Petroleo - ANP).

12.1.1 Notwithstanding the foregoing, if the Seller or any Affiliate shall, on or before two years from the Closing Date, acquire any Person which holds a LPG business in Brazil or in any way associate with any Person in the LPG business in Brazil, the Seller shall pay to the Purchaser a penalty of R$6.000.000,00.

12.2 Unless otherwise authorized in writing by the Purchaser. the Seller agrees that it and its Affiliates will not, for a period of one year after the Effective Date, employ any person now employed by the Company, which consent shall not be unreasonably withheld.

13.     Clause Thirteen - Remedies and Waivers

13.1 Except as provided in Schedule 2 (Limitations on the Seller's liability), no delay or omission by any Party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall (i) affect that right, power or remedy; or (ii) operate as a waiver thereof.

13.2 Except as provided in Schedule 2 (Limitations on the Seller's liability), the single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

13.3 Except as otherwise provided in this Agreement, the rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

13.4 Any and all penalties payable pursuant to this Agreement may be collected via specific performance procedures and for that purpose the Parties hereby acknowledge and represent that any such penalties shall be deemed as a net, certain and undisputable debt (liquidated debt). In this regard, this Agreement shall be held and regarded for all purposes as an extrajudicial enforcement instrument, pursuant to article 585, II of the Brazilian Code of Civil Procedure.

14.     Clause Fourteen - Assignment

14.1 Each Party shall not assign, or purport to assign, all or any part of the benefit of, or its rights or benefits under, this Agreement (including, without limitation, the Warranties and any causes of action arising in connection with any of them), without the prior written consent of the other party.

14.2 No sub-contract or arrangement made by or entered into by the Purchaser whereby another person is to perform any or all of its obligations under this Agreement shall be valid or enforceable against the Seller, unless the Seller has given its prior and express written consent to any such sub-contract or arrangement.

15.     Clause Fifteen - Further Assurance by Seller

        Insofar as it is reasonably able to do so after Completion, the Seller shall, on being required to do so by the Purchaser, do or procure the doing of all such acts and/or execute or procure the execution of such documents as the Purchaser may reasonably consider necessary for vesting the Shares in the Purchaser in accordance with the terms of this Agreement.

16.     Clause Sixteen - Entire Aqreement

16.1 The Share Purchase Documents constitute the whole and only agreement between the Parties relating to the sale and purchase of the Shares and, in entering into the Share Purchase Documents, each Party to this Agreement acknowledges that it is not relying upon any Pre-contractual statement which is not expressly set out in this Agreement and/or in the Share Purchase Documents.

16.2 Except in the case of fraud, no Party shall have any right of action against the other Party to this Agreement arising out of or in connection with any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of the Share Purchase Documents made or given by any person at any time prior to the date of this

        Agreement except to the extent that it is repeated in the Share Purchase Documents.

16.3 This Agreement is signed on an irrevocable and irreversible basis, and shall be binding upon or inure to the benefit of the Parties hereto and their respective successors and authorized assigns.

16.4 This Agreement may not be amended or modified except in writing and executed by both Parties hereto.

17.     Clause Seventeen - Notices

17.1 A notice under this Agreement shall only be effective if it is in writing and in the English language. Subject to the other provisions of this Clause in respect of notices, faxes are permitted.

17.2 Notices under this Agreement shall be sent to a Party to this Agreement at its address or number and for the attention of the individual set out below.

        Party                       Address                    Facsimile no.
        -----                       -------                    -------------
        If to the Seller, to:       Av. Das Americas 4200,     55 (21) 3984-8900
                                    bloco 5, rooms 101
                                    through 701,
        Shell Brasil Ltda.          and bloco 6, rooms 101
                                    through 601
        Aft. Legal Counsel          Rio de Janeiro, State
                                    of Rio de Janeiro, the
                                    Federative Republic of
                                    Brazil
        If to the Purchaser, to:    Avenida Brigadeiro Luis    (55 11) 3177-6107
                                    Antonio, 1343/9(degree)
                                    andar -
        Companhia Ultragaz          Assessoria Juridica Sao
                                    Paulo,
        S.A.                        State of Sao Paulo,
        Att.  Legal Counsel         The Federative Republic of
                                    Brazil

        but a Party may change its notice details on giving notice to the other Party of the change in accordance with this Clause. That notice shall only be effective on the day falling five clear Business Days after the notification has been received or such later date as may be specified in the notice.

17.3 Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

        (i)     if delivered personally, on delivery;

        (ii) if sent by post, upon receipt thereof evidenced by return receipt; and

        (iii) if sent by facsimile, when dispatched, provided the sender is able to produce evidence of error-free transmission.

17.4 Any notice given under this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

17.5 The provisions of this Clause shall not apply in relation to the service of Service Documents.

18.     Clause Eighteen - Announcements

18.1 The first announcement concerning the sale of the Shares and any announcements concerning the terms and conditions of this Agreement and any ancillary document or matter shall not be made by either Party to this Agreement without the prior written approval of the other, such approval not to be unreasonably withheld or delayed, such approval not being necessary if such Party is required to do so by:

        (i)     law, or

        (ii) any securities exchange or regulatory or governmental body to which that Party is subject, wherever situated, whether or not the requirement has the force of law,

        in which case the Party concerned shall take all such steps as may be reasonable and practicable in the circumstances to notify the contents of such announcement to the other Party before making such announcement.

18.2 The restrictions contained in Clause 18.1 above shall apply after Completion for a period of five (05) years from the Closing Date.

18.3 Within 90 (ninety) days from the Closing Date, the Purchaser shall cause the Company to communicate the change of its corporate name and, when applicable, the names of its new representatives and, when applicable, the transfer of the Shares, to the Governmental Authorities it is registered with, in order to have their records duly updated.

19.     Clause Nineteen - Confidentiality

19.1 Subject to Clause 18, each Party to this Agreement shall treat as confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:

        (i) any term, condition. right and/or obligation contained in this Agreement;

        (ii) any matter related to the negotiations which led to the execution of this Agreement;

        (iii) any matter directly or indirectly related to any commercial, financial, taxation, legal, strategic, operational, market, pricing or any related matters in respect of the other Party,

        being (i), (ii) and (iii) above individually or jointly referred to herein as "Confidential Information".

19.2 Notwithstanding the other provisions of this Clause, either Party may disclose Confidential Information:

        (i) if and to the extent required by the law of any relevant jurisdiction;

        (ii) to any securities exchange or regulatory or governmental body or court to which that party is subject, wherever situated. whether or not the requirement has the force of law;

        (iii)   to its Affiliates, professional advisers, and auditors;

        (iv) if and to the extent the information has come into the public domain through no fault of that Party; or

        (v) if and to the extent the other Party has given prior written consent to the disclosure.

19.3 Any Confidential Information to be disclosed pursuant to Clause 19.2, items (i) and (ii) shall be disclosed only after consultation with the other Party, and any information to be disclosed pursuant to Clause 19.2, item (iii) shall be disclosed only after the disclosing Party has taken all necessary measures in order to establish confidentiality obligations with such persons no less stringent than the ones in this Agreement, without prejudice to the disclosing Party's liability to the other Party for any unauthorised disclosure of any such information by any such persons.

19.4 The validity of the confidentiality obligations under this Agreement shall be for a period of five (05) years as of the date hereof, irrespective of the continuation of the validity of this Agreement.

19.5 Any breach by any Party of any provision of this Clause 19 will result in the imposition of a penalty in the amount of R$100.000,00 per individual breach, without prejudice to any other remedies available to the other Party.

20.     Clause Twenty - Costs and Expenses

        Except as otherwise stated in any other provision of this Agreement, each Party to this Agreement shall pay its own costs and expenses in relation to the negotiations related to the sale and purchase of the Shares, whether or not such sale and purchase is completed, and the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it.

21.     Clause Twenty One - Counterparts

        This Agreement may be executed in any number of counterparts, but shall not be effective until both Parties have executed the same counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

22.     Clause Twenty Two - Invalidity

        If at any time any provision of this Agreement other than the provisions related to payment of consideration for the sale and purchase of the Shares or the sale of the Shares is found to be or becomes illegal, invalid or unenforceable, that shall not affect or impair the legality, validity or enforceability of any other provision of this Agreement.

23.     Clause Twenty Three - Lanquaqe

        Each notice, demand, request, statement, instrument, certificate, or other communication under or in connection with this Agreement shall be in the English Language.

24.     Clause Twenty Four - Governing Law

        This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of the Federative Republic of Brazil, excluding any choice of law rules that would refer the matter to the laws of another jurisdiction.

25.     Clause Twenty Five - Dispute Resolution

25.1 Except for the right of the Parties to, at their sole discretion, seek remedy from any competent court with jurisdiction for any threatened or actual unauthorized disclosure of Confidential Information under the terms of this Agreement and for the right of any Party to seek an injunction from any competent court with jurisdiction to compel the other party to be bound by the arbitration proceeding, through the execution of the arbitration commitment ("compromisso arbitrat"), pursuant to Law n(degree) 9.307/96, any other dispute, controversy or claims related to this Agreement shall be subject to the following provisions.

        (A) Any such dispute, controversy or claim arising out of or in relation to or in connection with this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration in accordance with the Arbitration rules of the International Chamber of Commerce ("ICC"). Any Party may submit such a dispute, controversy or claim to arbitration by written notice to the other Party.

        (B) The arbitration shall be heard and determined by three (3) arbitrators. Each Party shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration. The Party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty
                (30) days following the appointment of both Party-appointed arbitrators. If the Party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal and/or one Party refuses to appoint its arbitrator within said thirty (30) day period, the appointing authority for the implementation of any such procedures shall be the chairperson (or its equivalent) of the Court, who shall appoint independent arbitrators who do not have any financial or other interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

        (C) Unless otherwise expressly agreed in writing by the Parties to the arbitration proceedings:

                (1) The arbitration proceedings shall be held in Rio de Janeiro. State of Rio de Janeiro, Federative Republic of Brazil;

                (2) The arbitration proceedings shall be conducted in the English language and the arbitrator(s) shall be fluent in the English language;

                (3) The arbitrator(s) shall be and remain at all times wholly independent and impartial;

                (4) The arbitration proceedings shall be conducted under the Arbitration Rules of the ICC in effect on the date of execution of this Agreement by both Parties;

                (5) The costs of the arbitration proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrator;

                (6) The decision of the majority of the arbitrators shall be reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accountings presented to the arbitrators; made and promptly paid in Reais or the US Dollars equivalent in case of any payment due to the Seller, subject to foreign exchange regulations in force at the time of such payment, free of any deduction or offset; and any costs or fees incident to enforcing the award, shall to the maximum extent permitted by law be charged against the Party resisting such enforcement;

                (7) Consequential, punitive or other similar damages shall not be allowed;

                (8) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at the maximum rate permitted by law;

                (9) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the Party owing the judgment. or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be;

                (10) The presiding arbitrator shall not be of the same nationality as any ultimate parent entities of the Parties, unless otherwise agreed;

                (11) If an arbitrator should die, withdraw or otherwise become incapable of serving, or refuse to serve, a successor arbitrator shall be selected and appointed in the same manner as the original arbitrator;

                (12) The arbitrators shall take into account principles of legal privilege, such as those involving the confidentiality of communications between a lawyer and a client;

                (13) The Parties waive any right to seek rulings from any court on issues of law that arise during the arbitration or to challenge the award on the grounds of the interpretation of the law adopted by the arbitrators.

25.2 Notwithstanding the provisions of Clause 25.1 above, exclusively for the purposes of obtaining prior, previous, binding or temporary injunction orders, as well as for mandatory initiation of the arbitration proceeding, the parties hereby elect the Courts of the City of Rio de Janeiro, State of Rio de Janeiro, with the exclusion of any other, no matter how privileged it may be.

26.     Clause Twenty Six - Agent for Service

        Without prejudice to any other mode of service, the Seller hereby irrevocably appoints Shell Brasil as its agent for service of process in relation to any proceedings before any court (including arbitration tribunals) in the Federative Republic of Brazil in connection with this Agreement, with the full power to receive any notice, service of process and any other communication on behalf of the Seller for the purposes hereof.

27.     Clause Twenty Seven - CADE Submission

        Except as set forth in the last sentence of this Clause 27, the Parties agree that the responsibility for submission of the transaction contemplated herein to the approval of the Conselho Administrativo de Defesa Economica - CADE, the Secretaria de Direito Econdmico - SDE, and the Secretaria de Acompanhamento Econdmico - SEAE (collectively, ("CADE"), for the supply of any information requested by CADE, the costs associated therewith and for any penalty to be imposed by CADE for infraction of Law No. 8884/94 shall be borne by the Purchaser, which shall indemnify, promptly defend and hold the Seller harmless from any loss arising therefrom. The Completion shall not be delayed by absence of CADE approval. Submission to CADE shall be made within 15 (fifteen) Business Days as from the date of execution of this Agreement. The Seller shall provide, upon written request by the Purchaser or CADE, all reasonable information relating to the Seller that is required by CADE in a timely and accurate manner and indemnify, promptly defend and hold the Purchase harmless from any loss arising from the Seller's failure to provide such information in such manner to the Purchaser or CADE.

28.     Clause Twenty Eight - Monetary Correction

        Except as otherwise expressly established herein, all amounts referred to in this Agreement and payable after the Closing Date shall be adjusted by IPC-A from the Closing Date until the respective payment date. The amounts of the Purchase Price and the Shell Brasil Loan and the amounts set forth in paragraph 2.1 (A) of Schedule 2 shall also be adjusted by IPC-A as from the Closing Date, for the purposes of calculating the limits set forth in paragraph 2.' of Schedule 2.

29.     Intervening Party

        Ultra signs this Agreement as an intervening party, acknowledging all its terms and conditions and as a legal successor of the Purchaser in all Purchaser's rights and obligations hereunder, as from the date the Shares are transferred from Purchaser to Ultra (or to any other third party) up to the date such rights and obligations cease to exist.

        IN WITNESS WHEREOF the parties sign this shares sale and purchase agreement in three 3 (three) counterparts of identical form and content, to one sole effect, in the presence of the 2 (two) undersigned witnesses.

        Rio de Janeiro, August 08, 2003.

SHELL PETROLEUM N.V.


By /s/ Alexander Constatjin/Hubert Vigeveno
   -----------------------------------------------------------
   Name:  Alexander Constatjin/Hubert Vigeveno
   Title:



OXITENO NORDESTES A. INDUSTRIA E COMERCIO


By /s/ Fabio Schvartsman
   -----------------------------------------------------------
   Name:  Fabio Schvartsman
   Title:



COMPANHIA ULTRAGAZ S.A.


By /s/ Jose Carlos Guimaraes de Almeida/Pedro Jorge Filho
   -----------------------------------------------------------
   Name:  Jose Carlos Guimaraes de Almeida/Pedro Jorge Filho
   Title:



Witnesses

1. /s/ Americo Genzini Filho
   -----------------------------------------------------------
   Name: Americo Genzini Filho
   RG:


2. /s/ Guilherme Parente Caldas Barreto
   -----------------------------------------------------------
   Name: Guilherme Parente Caldas Barreto
   RG:

Schedule I - Warranties

Clause                                                                    Page
1.       Ownership of the Shares...........................................
2.       Capacity of the Seller ...........................................
3.       Group structure, etc..............................................
4.       Options, mortgages and other encumbrances.........................
5.       Accuracy of information...........................................
6.       Reference Balance Sheet ..........................................
7.       Events since the Reference Date ..................................
8.       Contracts and commitments.........................................
9.       Powers of attorney................................................
10.      Substantial dependence............................................
11.      Licences .........................................................
12.      Bank borrowings...................................................
13.      Insolvency .......................................................
14.      Litigation........................................................
15.      Ownership of assets ..............................................
16.      Property..........................................................
17.      Intellectual Property.............................................
18.      Competition.......................................................
19.      Insurances........................................................
20.      Employment .......................................................
21.      The Environment...................................................
22.      The Reference Balance Sheet and Tax ..............................
23.      Tax returns, disputes, records and claims, etc....................
24.      Duties, etc.......................................................
25.      Deductions and withholdings.......................................
26.      Non Competition...................................................
27.      No Undisclosed Liability..........................................
28.      Sufficiency of Assets ............................................
29.      Compliance with Regulations.......................................
30.      Events since July 31, 2003 .......................................
31.      Franchisees, Owners of POS, etc...................................

THE LIABILITIES ARISING FROM THE FOLLOWING WARRANTIES, WHICH ARE GIVEN BY THE SELLER, ARE SUBJECT TO THE LIMITS OF LIABILITY REFERRED TO IN CLAUSE 9.3 OF THE SHARE SALE AND PURCHASE AGREEMENT TO WHICH THEY ARE AN ATTACHMENT

AS PER CLAUSE 9.1 OF THE SHARE SALE AND PURCHASE AGREEMENT AND SUBJECT TO THE TERMS THEREOF, ALL THE ACTS OR FACTS THAT GIVE RISE TO LOSSES, COSTS, EXPENSES AND/OR LIABILITIES THAT HAVE BEEN DISCLOSED TO PURCHASER UNDER THE DISCLOSURE LETTER SHALL BE CONSTRUED AS EXCEPTIONS TO THE WARRANTIES HEREBY GIVEN AS IF THEY WERE EXPRESSLY WRITTEN HEREIN

FOR CONVENIENCE PURPOSES ONLY, SOME OF THE WARRANTIES HEREBY GIVEN REFER TO THE CLAUSE NUMBER OF THE DISCLOSURE LETTER TO WHICH THE WARRANTY IS MOST LIKELY TO RELATE BUT A DISCLOSURE MADE IN THE DISCLOSURE LETTER: (i) APPLIES TO ALL OF THE WARRANTIES AS IS OR MAY BE APPROPRIATE; AND (ii) SHALL NOT BE DEEMED IN ANY WAY TO APPLY ONLY TO THE SPECIFIC WARRANTY TO WHICH A CLAUSE NUMBER REFERS.

1.    Ownership of the Shares

        The Seller and the Nominees are the sole owners of the Shares and the Shares constitute the entire issued and allotted share capital of the Company and all of them are fully paid up and they are free and clear from all Encumbrances.

2.    Capacity of the Seller

2.1. The Seller has the requisite corporate power and authority to enter into and perform this Agreement and the other Share Purchase Documents to which it is a party;

2.2. This Agreement constitutes and the other Share Purchase Documents to be executed by the Seller and delivered at completion will, when executed. constitute legal, valid and binding obligations of the Seller in accordance with their respective terms;

2.3. The execution and delivery of, and the performance by the Seller of its obligations under, this Agreement and the other Share Purchase Documents will not:

(A) contravene, conflict with or result in a breach of any provision of the memorandum or articles of association of the Seller;

(B) contravene, conflict with or result in a material breach of, or constitute a default under or give any person the right to declare a default or execute any remedy under, or accelerate the maturity or performance of, or to cancel, terminate or modify, any instrument to which the Seller is a party or by which the Seller is bound, which could adversely affect the Company or the transaction contemplated in this Agreement;

(C) contravene, conflict with or, result in a breach of any order, authorization, license, concession, permission, judgment or decree of any court or governmental agency to which the Seller and/or the Company is a party or by which the Seller and/or the Company is bound;

(D) materially contravene, conflict with or result in a violation of, or, so far as the Seller is aware, give any Governmental Authority or a person the right to refrain the Parties from executing the transaction contemplated herein or to exercise any remedy or obtain any relief under, any law or statute or any order to which the Company or the Seller, or any of the assets owned or used by the Company may be subject;

(E)   except for the approval by the Conselho Administrativo de Defesa Economica
      - CADE, require any consent of its shareholders or of third parties (ncluding without limitaiton any Governmental Authority) other than the manifestation of such consent which has been delivered to the Purchaser.

3.    Group structure, etc.

3.1. There is no agreement or commitment outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment or issue of, any shares (including the Shares) or debentures in or securities of the Company.

3.2. The Company has no Subsidiary and, except as listed in the Disclosure Letter, item 3.2, no interest in the share capital of any person.

3.3. Except for the agreements with Minasgas Distribuidora de Gas Combustivel Ltda. and Copagaz Distribuidora de Gas Ltda. for the filling of cylinders, the Company does not act or carries on business in partnership or through a joint venture or consortium with any other person or is a member (otherwise than through the holding of share capital) of any corporate or unincorporated body, undertaking or association.

4.    Encumbrances

4.1. There is no Encumbrance on, over or affecting the Shares or any of them and there is no agreement or commitment to give or create any and, so far as the Seller is aware, no claim has been made by any person to be entitled to any.

4.2. Except as listed in the Disclosure Letter and for (i) any liens for taxes, assessments or governmental charges or levies which are not material and may be paid without penalty, (ii) liens which are not material arising in the ordinary course of business, or (iii) liens which neither materially detract from the value of such assets nor materially interfere with their present use, no Encumbrance (other than a lien arising by operation of law in the ordinary course of trading) on, over or affecting the whole or any part of the undertaking or material assets of the Company is outstanding (other than liens imposed by a court order with respect to which the Company has not been notified yet) and there is no agreement or commitment to give or create any and, so far as the Seller is aware, no claim has been made by any perscn to be entitled to any.

5.    Accuracy of information

5.1. The information given in Schedule 3 (Basic information about the Company) is on the Closing Date true and accurate in all material respects.

5.2. The copies of the by-laws (Estatutos Socials) of the Company, which have been supplied to the Purchaser are, complete and accurate in all respects.

5.3. Except as listed in the Disclosure Letter, from January 1, 1998, the Books and Records of the Company have been properly kept and contain records which are accurate and complete in all material respects and no notice or allegation that any of them is materially incorrect or should be rectified has been received.

5.4. So far as the Seller is aware, all documents which should have been delivered by the Company to the Registrar of Companies have been so delivered.

6.    Reference Balance Sheet

6.1.  The Reference Balance Sheet:

(A) was prepared in accordance with accountancy practices generally accepted in Brazil at the time they were prepared; and

(B) reflect the consistent application of such accountancy practices generally accepted in Brazil throughout the periods indicated.

(C) except as listed in the Disclosure Letter, showed a true, correct and complete view of the assets, liabilities, financial position and results of the Company on the Reference Date.

6.2. Except as disclosed in the Disclosure Letter, in item 6.2, all accounts receivable of the Company, whether reflected in the Reference Balance Sheet or otherwise, represent sales actually made in the ordinary course of business and are current and collectible net of any reserves shown on the Reference Balance Sheet.

6.3. All of the inventories of the Company reflected in the Reference Balance Sheet consist of a quality and quantity usable and sellable in the ordinary and usual course of business, except for items of obsolete materials and materials of below standard quality, all of which items have been written off or written down on the Reference Balance Sheet to fair market value or for which adequate reserves have been provided therein. All of the inventories of the Company that are comprised of LPG have been priced at the average cost. The quantities of the inventory are not excessive,, but are reasonable and warranted in the present circumstances of the Company.

7.    Events since the Reference Date

7.1.  Since the Reference Date:

(A) there has been no material adverse change in the financial position of the Company;

(B) the business of the Company has been carried on, in all material respects, in the normal course, consistent with past practices;

(C) the Company has not (i) acquired, sold, disposed, leased or encumbered any asset or property, (ii) incurred, paid, discharged or satisfied any liability or obligation,(iii) made any expenditure, (iv) declared any dividend or (v) increased its bad debt, contingency or other reserve, in any of the cases of items (i) trough (v) above, in an amount which exceeds R$500.000,00 per item, except for those items and for the amounts listed in the Disclosure Letter, item 7.

8.    Contracts and commitments

8.1. The Company is not a party to any contract or arrangement, which materially restricts its freedom to carry on its business in such manner as it fits, or to any distributorship or management agreement.

8.2. The Seller is not aware of any breach of any person, or any invalidity, or grounds for termination, rescission, avoidance or repudiation of, any contract to which the Company is a party which would have a significant effect on the Company's business, except for the agreements listed in the Disclosure Letter, item 8.2.

8.3. Except as listed in the Disclosure Letter, the Company is not in breach of or has given any person grounds for termination, rescission, avoidance or repudiation of, any material contract to which it is a party.

8.4. Except for any guarantee or warranty implied by law or contained in its standard terms of business, the Company has not given any guarantee or warranty in respect of goods or services supplied or contracted to be supplied by it.

8.5.  The Company is not a party to any joint venture or consortium agreement.

8.6. Except for the contracts listed in the Disclosure Letter, item 8.6, the Company is not a party to any contract which falls within any of the cases specified below.

(A) of a value which has material consequences in terms of expenditure or revenue expectations or it relates to matters not within the ordinary business of the Company or it constitutes a commercial transaction or arrangement deviant from the usual pattern for the Company; or

(B)   the contract is expressed to be of five years or greater duration; or

(C) except for the Shell Brasil Loan, any contract with Affiliates, shareholders, directors or officers that may not be terminated by it on a notice of no longer than thirty days and without liability, penalty or premium; or

(D) except for the Shell Brasil Loan and the Service Agreement, the Company is not a part in any other contract with the Seller or any of its Affiliates;

and for this purpose "contract" includes any understanding, arrangement or commitment however described;

9.    Powers of attorney

The Company has not given any power of attorney or other written authority that is still outstanding or effective to any person to enter into any contract or commitment on its behalf (other than to its directors, officers and employees to enter into routine trading contracts in the normal course of their duties).

10.   Substantial dependence

Except as listed in the Disclosure Letter, neither in the financial period ending on the Reference Date nor in the period since the Reference Date has any person (together with other persons connected with such person) purchased from or sold to the Company more than 10 per cent of the aggregate amount of all sales or purchases made by the Company during such period.

11.   Licences

(A) except for the licences listed in the Disclosure Letter, items 11 and 21, all licences, consents and other permissions and approvals (the absence of which would have a Material Adverse Effect on the business of the Company) required for or in connection with the carrying on of the business being carried on by the Company prior to or on the Closing Date are in full force and effect; and

(B) no notice has been received by the Company that the licences, consents, permissions or approvals referred to in item (A) above are likely to be revoked.

12.   Absence of Indebtedness

12.1. Except for the Shell Brasil Loan and as listed in the Disclosure Letter, as of the Closing Date the Company has not any Indebtedness with any person, including, without limitation, the Seller, any Affiliate of the Seller and any financial institution.

13.   Insolvency

13.1. No order has been made and no resolution has been passed for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company and, so far as the Seller is aware, no petition has been presented and no meeting has been convened for the purpose of winding up the Company.

13.2. No receiver has been appointed in respect of the Company or all or any of its assets.

13.3. The Company is not insolvent, or unable to pay its debts or has stopped paying its debts as they fall due.

13.4. No concordata has been proposed in respect of the Company.

13.5. No event analogous to those specified in sub-paragraphs 13.1 to 13.4 of this Schedule has occurred in relation to Company in accordance with the laws of Brazil.

14.   Litigation

14.1. The Company is not engaged in any material litigation, arbitration or other dispute resolution process, administrative or criminal proceedings, whether as plaintiff, claimant, defendant or otherwise, except for those listed in the Disclosure Letter, item 14.1.

14.2. No material litigation, arbitration or other dispute resolution process, administrative or criminal proceedings by or against the Company is pending, or, so far as Seller is aware, threatened or expected, except for those listed in the Disclosure Letter, item 14.2.

15.   Ownership of assets

Each of the material assets (other than Property) included in the Reference Balance Sheet or acquired by the Company since the Reference Date (other than current assets sold, realised or applied in the normal course of trading consistent with past practice) is owned both legally and beneficially by the Company and each of those assets capable of possession is in the possession of the Company (save where in the possession of a third party in the normal course of business).

16.   Property

16.1. All the Relevant Properties leased by the Company are subject to valid and binding lease agreements that are in full force and effect and enforceable in accordance with their terms.

16.2. The Disclosure Letter, item 16.2, contains an accurate and complete list of all real property owned and/or leased or subleased by the Company, including any transferable permits, licenses or authorizations and other accessories thereto, and the properties on such Disclosure Letter, item 16.2, are sufficient for the Company to operate its business as presently conducted or proposed to be conducted. There are no easements, rights-of-way or passage related to any of such properties. Except as listed in the Disclosure Letter, item 16.2, the Company has good and marketable title to all of the real property it owns, free and clear of any Encumbrances except for (i) any liens for taxes, assessments or governmental charges or levies which are not material and may be paid without penalty, (ii) liens which are not material arising in the ordinary course of business, or (iii) liens which neither materially detract from the value of such real properties nor materially interfere with their present use. Except as listed in the Disclosure Letter, item 16.2, no condemnation proceeding or other material litigation is pending or, to the knowledge of the Seller, threatened, with respect to the ownership of such real property by the Company.

17.   Intellectual Property

17.1. Details of all registered Intellectual Property owned by the Company are set out in the Disclosure Letter, item 17. The Company owns or is licensed or otherwise possesses legally enforceable rights to use its Intellectual Property and the consummation of the transactions contemplated in this Agreement will not impair such ability in any respect.

17.2. Other than the Trademark Licence Agreement and the other agreements listed in the Disclosure Letter, item 17, the Company is not a party to any Intellectual Property licence agreement.

17.3. So far as the Seller is aware, the activities of the Company do not infringe the Intellectual Property of any third party, except for the use of the Intellectual Property listed in the Disclosure Letter, item 17.

17.4. So far as the Seller is aware, no third party is infringing any Intellectual Property owned by the Company.

17.5. Save in the ordinary course of business or to its employees, the Company has not disclosed any confidential business information to any third party other than under an obligation of confidentiality.

18.   Competition

18.1. The Company has not received any notice concerning any agreement to which it is a party to and in relation to which (in total or in relation to any part, term or condition thereof) competent competition authorities have started an investigation or against which a claim has been filed for breach of any competition law provision.

18.2. The Company has not given an undertaking to, or is subject to any order of or, so far as the Seller is aware, investigation by, or has received any request for information from, any competent competition authority where such undertaking, order, investigation or request for information is likely to cause a material loss or liability to the Company, except for those listed in the Disclosure Letter, item 18.2.

19.   Insurances

The Company is not a party to and has no interest in any insurance policy.

20.   Employment

20.1. Since the Reference Date, no change has been made in the emoluments or other terms of employment of any employee of the Company except for increases in emoluments made in accordance with normal Company practice, and no such change, and no negotiation or request for such a change, is due or expected within six months from the date of this Agreement.

20.2. There is no dispute between the Company and any trade union existing, pending or (so far as the Seller is aware) threatened to the Company and there is no collective bargaining (or similar) agreement (whether binding or not) to which the Company is a party.

20.3. A list of all labor disputes, lawsuits, complaints and other proceedings actually pending or, to the awareness of the Seller, threatened against the Company are set out in the Disclosure Letter, item 20.

20.4. Any contract of employment with any employee to which the Company is a party can be terminated by the Company without payment of severance or termination liabilities or obligations or damages or compensation (other than that payable in accordance with applicable law and regulations) by giving at any time only the minimum period of notice applicable in accordance with the law.

20.5. Except as disclosed in the Disclosure Letter, item 20, no employee of the Company has given notice terminating his/her contract of employment or is under notice of dismissal and no amount due to or in respect of any such employee or former employee of the Company is in arrears and unpaid other than his/her salary for the month current on the Closing Date.

20.6. The Company has not experienced any work stoppage, labor strike, slowdown, lockout or other labor difficulty since November 2000.

20.7. Except as listed in the Disclosure Letter, item 20, the Company is in compliance, in all material respects, with all applicable laws respecting employment and employment practices.

21.   The Environment

21.1. In this paragraph 21:

"Environmental Laws" means any Brazilian law, as amended as of the date hereof, all rules and regulations promulgated pursuant to any of the above laws, and any other Federal, state or local law, statute, ordinance, rule or regulation relating to the regulation or protection of the environment or to emissions, discharges, Releases or threatened releases of Hazardous Materials or wastes into the environment (including, without limitation, ambient air soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, sale, use, treatment, storage, disposal, discharge, recycling, transport or handling of Hazardous Materials or wastes;

"Environmental Matters" means any matter arising out of or relating to the environment, human safety or health or the production, storage, handling, use, emission, release, discharge or disposal of Hazardous Material;

"Environmental Permits" means any permit, licence, consent or authorisation required by Environmental Laws as at the Closing Date in relation to the operation of the business of the Company;

"Hazardous Material" means any pollutants, contaminants or toxic or hazardous substances or materials that are regulated by, or form the basis of liability under, any Environmental Laws; and

"Waste" means any waste including anything which is abandoned, unwanted or surplus irrespective of whether it is capable of being recovered or recycled or has any value.

21.2. Except as listed in the Disclosure Letter, item 21, up until the Closing Date the Company is in compliance in all material respects with, and has not been in violation of or liable under any Environmental Laws, and all Environmental Permits (the absence of which would have a Material Adverse Effect) have been obtained and have been complied with in all material respects.

21.3. The Company has not received and, so far as the Seller is aware, there is no basis to expect that it will receive, any citation, directive, inquiry, notice, order, summons, warning or other communication that relates to Hazardous material and/or Waste which may have been originated from the Company's activities;

21.4. Except as listed in the Disclosure Letter, item 21, there are no pending or, as far as the Seller is aware, threatened claims, Encumbrances or other restrictions of any nature, resulting from any Environmental Law breached by the Company or arising under or pursuant to any Environmental Law, with respect to or affecting the Company.

21.5. So far as the Seller is aware, except as provided for in the Disclosure Letter, item 21, there has been no spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional, of any Hazardous Material or Waste at or from the Company's facilities or properties owned or leased by the Company in the conduction of its business, which represents a breach of any Environmental Law.

22.   The Reference Balance Sheet and Tax

22.1. The Company has no liability in respect of Taxation (whether actual or contingent):

(A) assessable or payable by reference to profits, gains, income or distributions earned, received or paid or arising or deemed to arise on or at any time prior to the Reference Date or in respect of any period starting before the Reference Date; or

(B) referable to transactions effected by Company on or before the Reference Date that is not disclosed or provided for in the Reference Balance Sheet.

22.2. The amount of the provision for deferred Taxation in respect of the Company contained in the Reference Balance Sheet was, at the Reference Date, adequate and in accordance with accountancy practices generally accepted in Brazil.

22.3. If all facts and circumstances which are known to the Company or the Seller on the Closing Date had been known at the time the Reference Balance Sheet was drawn up, the provision for deferred Taxation that would be contained in the Reference Balance Sheet would be no greater than the provision which is so contained, except for those amounts arising from contingent tax liabilities listed in the Disclosure Letter, item 22.

23.   Tax returns, disputes, records and claims, etc.

23.1. Except as listed in the Disclosure Letter, item 23, the Company has filed or caused to be filed all proper returns required to be made, and has supplied or caused to be supplied all material information required to be supplied, to any tax authority and have duly paid or caused to be duly paid in full or made a provision for the payment of, all material taxes within the last six years. All such tax returns are correct and complete and accurately reflect all liabilities for taxes for the periods covered thereby.

23.2. There is no dispute or disagreement outstanding nor is any contemplated at the Closing Date with any tax authority regarding liability or, so far as Seller is aware, potential liability to any tax recoverable from the Company or regarding the availability of any relief from tax to the Company, except for those listed in the Disclosure Letter, item 23.

23.3. So far as the Seller is aware, the Company has sufficient records relating to past events to calculate the tax liability which would arise on any disposal or on the realisation of any asset owned at the Closing Date by the Company or acquired by the Company since that date but before the Closing Date.

23.4. The Company has duly submitted all claims and disclaimers or withdrawals of claims which have been assumed to have been made for the purposes of the Reference Balance Sheet.

23.5. The amount of tax chargeable on the Company during any accounting period ending on or within six years before the Reference Date has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any revenue authority, including (but without limitation) the federal tax authorities (Secretaria da Receita Federal).

23.6. The Company has not received any notice from any tax authority, including the Secretaria da Receita Federal, which required or will or may require Company to withhold tax from any payment made since the Reference Date or which will or may be made after the date of this Agreement.

23.7. A list of all tax disputes, lawsuits, complaints and other proceedings actually pending or, to the awareness of the Seller, threatened against the Company are set out in the Disclosure Letter, item 23. No other federal, state, municipal, local or foreign audits, examinations, investigations or other administrative proceedings or court proceedings are presently pending with regard to any tax or tax return of the Company. There are no pending tax audits or proceedings concerning the Company.

24.   Duties, etc.

All tax on distribution or circulation of goods and services ("ICMS"), tax on import duty and other taxes or charges payable upon the sale, transit, importation or exportation of goods traded, imported, exported, owned or used by the Company have been paid in full, except for those amounts that are being contested in good faith and by proper proceeding and listed in the Disclosure Letter, item 24.

25.   Deductions and withholdings

During the last six years, the Company has made all deductions in respect, or on account of, any tax from any payments made by it which it is obliged or entitled to make and has accounted in full to the appropriate authority for all amounts so deducted.

26.   Non-Competition

The Seller hereby acknowledges and accepts the benefits that may derive from this Agreement and represents that the Purchase Price paid by Purchaser includes a fair and reasonable compensation for the non-compete obligation created pursuant to Clause 12 of this Agreement.

27.   No Undisclosed Liability

Without prejudice of the other Warranties set forth in this Schedule 1, except
(a) as disclosed in the Reference Balance Sheet and in the Disclosure Letter and
(b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Reference Date pursuant to the terms of this Agreement, the Company has no liability or obligation of any nature, whether or not accrued, contingent or otherwise, that has, or could have, a Material Adverse Effect on the Company.

28.   Sufficiency of Assets

Except as listed in the Disclosure Letter, the goods and assets (including Intellectual Property) owned, licensed, leased or rented by the Company form the totality of the property and assets reasonably necessary to conduct the Company's businesses, as they are presently conducted.

29.   Compliance with Regulations

The Company is in compliance, in all material respects, without limitation, with all regulations, orders, decrees and ordinances relating to trade regulation, labor, worker health and safety, benefits, employment, food and consumer product regulatory matters and others.

30.   Events since July 31, 2003

30.1. Since the July 31, 2003, the Company has conducted its business only in the ordinary and usual course and consistent with past practice and the Company has not:

(A) suffered any material adverse change in its working capital, financial condition, results of operation, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or operations; or

(B) incurred any liability or obligation (absolute, accrued, contingent or otherwise), except immaterial items incurred in the ordinary course of business and consistent with past practice, which exceeds R$100.000,00 (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments, as a single obligation or liability), or increased, or experienced any material change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; or

(C) paid, discharged or satisfied any material claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations incurred in the ordinary course of business and consistent with past practice since July 31, 2003; or

(D) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due; or

(E) written down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or written off as uncollectible any notes or accounts receivable, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice; or

(F) cancelled any debts or waived any claims or rights which exceeds R$100.000,00; or

(G) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice; or

(H) made any single capital expenditure or commitment in excess of R$100.000,00 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of R$100.000,00 for additions to property, plant, equipment or intangible capital assets; or

(I) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital or other securities of the Company; or

(J)   made any change in any method of accounting or accounting practice; or

(K) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any Affiliate of any of its officers or directors except for directors' fees and compensation to officers at rates not exceeding the rates of such fees and compensation paid until the period ended on July 31, 2003.

31.   Franchisees, Owners of POS, etc.

The Schedules 2, 3, 4 and 5 of the Trademark License Agreement has a full and complete list of (i) all owners of all points of sale; (ii) all franchisees; and
(iii) all current carrier companies, of the Company as of the Closing Date.

Schedule 2 - (Limitations on the Seller's liability)

Clause                                                                   Page
1.   Warranties and Undertakings .......................................
2.   Limitations on liability under Warranties and Undertakings ........
      2.1   Limitation on quantum.......................................
      2.2   Time limits for bringing claim..............................
      2.3   Conduct of litigation.......................................
      2.4   No liability if loss is otherwise compensated for...........
      2.5   Acts of the Purchaser.......................................
      2.6   Allowance, provision or reserve in the Reference
            Balance Sheet...............................................
      2.7   Future legislation..........................................
      2.8   Taxation....................................................
      2.9   Payment of claim to be reduction in purchase price..........

1.    Warranties and Undertakings

1.1. For the purposes of this Schedule, "Undertakings" means any undertaking given by or on behalf of the Seller in or pursuant to this Agreement. For the avoidance of doubt, "damages" includes any payment under any Undertaking.

1.2. Subject to paragraph 1.3 below, notwithstanding anything in this Agreement to the contrary, the provisions of this Schedule shall operate to limit the liability of the Seller both in respect of any claim by the Purchaser or the Company for any breach of or inaccuracy in the Warranties or in respect of the Undertakings.

1.3. This Schedule 2 and the limitations set forth hereof shall not apply, under no circumstances, to the Undertakings under Clauses 3, 4, 6, 7.5, 7.6, 10.2 and 12 of this Agreement and to the Warranties under paragraphs 1, 2.1, 2.2 and 4.1 of Schedule 1 of this Agreement.

1.4.  The only Warranties given:

(A) in respect of the Reference Balance Sheet are those contained in paragraph 6 (Reference Balance Sheet) of Schedule 1 (Warranties). None of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of the Reference Balance Sheet and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to the Reference Balance Sheet;

(B) in respect of Property are those contained in paragraph 16 (Property) of Schedule 1 (Warranties). None of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of Property and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to Property;

(C) in respect of Intellectual Property (or know-how and agreements relating to Intellectual Property) are those contained in paragraph 17 (Intellectual Property) of Schedule 1 (Warranties). None of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of Intellectual Property and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to Intellectual Property (or know-how and agreements relating to Intellectual Property);

(D) in respect of employment matters are those contained in paragraph 20 (Employment) of Schedule 1 (Warranties). None of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of employment matters and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to employment matters;

(F) in respect of the Environment are those contained in paragraph 21 (The Environment) of Schedule 1 (Warranties). None of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of the Environment and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to the Environment; and

(G) in respect of Tax are those contained in paragraphs 22, 23, 24 and 25 (The Reference Balance Sheet and Tax, Tax events since the Reference Date, Tax returns, disputes, records and claims, etc., Duties, etc. and Deductions and withholdings) of Schedule 1 (Warranties). None of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of Tax and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to Tax.

2.    Limitations on Liability under Warranties and Undertakings

2.1.  Limitation on Quantum

      (A) The Purchaser shall not be entitled in any event to damages or other amount in respect of any individual substantiated claim against the Seller under any of the Warranties or Undertakings unless the amount of any such individual substantiated claim: (i) shall exceed R$100.000,00 if such claim arises in connection with any of the matters listed in paragraph 1 of Schedule 10, or (ii) shall exceed R$500.000,00, if such claim arises in connection with any other matter. Notwithstanding the provisions of this paragraph 2.1 (A), any claim arising in connection with the matters listed in paragraph 2 of the Schedule 10 shall not be subject to any limitation on quantum.

      (B) For the purposes of paragraph (A) above, "individual" means a single substantiated claim of the Purchaser against the Seller related to one single event, circumstance, act or omission, which caused a breach of any Warranty or Undertaking and resulted in a loss to the Purchaser or any of its Affiliates. For the avoidance of doubt, a single claim by the Purchaser that arise from more than one substantiated claim of the Purchaser shall not be deemed as an individual substantiated claim for the purpose of paragraph (A) above.

      (C) For the purposes of paragraph (A) above, "substantiated" means a claim for which the Seller may be liable in accordance with the terms and conditions of this Agreement and which is subject to a final, unappealable award by a competent court or arbitration panel of competent jurisdiction and with respect to which the amount involved has already been quantified.

      (D) The total aggregate liability of the Seller under or pursuant to this Agreement (whether for breach of the Warranties or under the Undertakings or otherwise) shall not in any event exceed 50% (fifty percent) of the sum of the Purchase Price and the Shell Brasil Loan.

      (E) The liability of the Seller arising out of the breach of any Warranty shall not be subject to the limitations set forth in this paragraph 2.1 when (i) the Seller had knowledge prior to the Closing Date of the act or fact that have caused the breach of such Warranty; and (ii) the Seller has not disclosed in the Disclosure Letter such act or fact that have caused the breach of such Warranty.

      (F) Materiality qualifications to a Warranty shall not be taken into account when the damage caused to the Company or the Purchaser as a result of such breach exceed the minimum thresholds for individual claims set forth in paragraph 2.1 (A) of this Schedule 2.

2.2.  Time limits for bringing claim

      (A) No claim shall be brought against the Seller in respect of any breach of the Warranties or under any of the Undertakings unless the matter which gives rise to the breach or claim has been the subject of an arbitration, administrative or judicial dispute filed (i) by third parties against the Company or the Purchaser; or (ii) by the Company or the Purchaser against the Seller and in any event within the timeframe set forth below.

      (i) on or before the 6th anniversary of the Closing Date in respect of claims relating to Taxation matters occurring or accruing prior to the Closing Date; or

      (ii) on or before the 2nd anniversary of the Closing Date in respect of any other matters; or

      (iii) on or before the expiration of the statute of limitation set forth under the laws of the Federative Republic of Brazil, with respect to the claims arising from breach of the Warranties set forth in paragraphs 1, 2.1, 2.2 and 4.1 of the Schedule 1.

      (B) With respect to claims to be brought against the Seller related to third party claims filed against the Company or the Purchaser, the liability of the Seller under this paragraph shall terminate (if the claim has not been previously satisfied, settled or withdrawn) if the Purchaser or the

            Company has not commenced a legal proceeding against the Seller in respect of a such claim within six months of the date on which an unappealable award by a competent court or arbitration panel of competent jurisdiction is issued with respect to such third party claim, provided that the amount involved in such claim has already been quantified. For this purpose proceedings shall not be deemed to have been commenced unless they shall have been properly issued and validly served upon the Seller.

2.3.  Conduct of litigation

      (A) Upon the Purchaser or the Company becoming aware of any claim, action or demand against it or matter likely to give rise to any of these in respect of the Warranties and Undertakings, the Purchaser shall and shall procure that the Company shall:

      (i) within seven (7) Business Days from the date any assessment or claim made by a third party which may result in a claim under the Warranties or Undertakings is notified to the Company or the Purchaser, notify the Seller by written notice of such assessment or claim. The failure to notify the Seller shall not relieve the Seller of any liability that may have to the Purchaser, to the extent that the Purchaser may prove that the defence of such claim, action or demand by Seller has not been in any way harmed by the Purchaser's or the Company's failure to give such notice to the Seller;

      (ii) take such action and give such information and access to personnel, premises, chattels, documents and records to the Seller and its professional advisers as the Seller may reasonably request and the Seller shall be entitled to require the Purchaser and/or the Company to take such reasonable action and give such reasonable information and assistance in order to avoid, dispute, resist, mitigate, settle, compromise, defend or appeal any claim in respect thereof or adjudication with respect thereto;

      (iii) at the request of the Seller, allow the Seller to take the conduct of such actions, as the Seller may deem appropriate in connection with any such assessment or claim in the name of the Purchaser and/or the Company and in that connection the Purchaser shall give or cause to be given to the Seller all such assistance as the Seller may reasonably require in avoiding, disputing, resisting, settling, compromising, defending or appealing any such claim and shall instruct such counsels or other professional advisers acceptable to the Purchaser or the Company, as the Seller may nominate to act on behalf of the Purchaser or the Company, as appropriate, but to act in accordance with the Sellers instructions. In this event the Seller shall pay all costs and expenses in any way related to such action (including legal fees);

      (iv) unless the Seller fails, upon being notified by the Purchaser, to conduct the litigation relating to such claim or adjudication, make no admission of liability, agreement, settlement or compromise with any third party in relation to any such claim or adjudication without the prior written consent of the Seller, such consent not being unreasonably withheld; and

      (v) take all reasonable action to mitigate any loss suffered by it and/or the Company in respect of which a claim could be made under the Warranties or the Undertakings.

      (B) In any event, the Seller shall not be entitled at any stage to settle any such third party assessment or claim without the prior written consent of the Purchaser, such consent not being unreasonably withheld.

2.4.  No liability if loss is otherwise compensated for

      Purchaser can only claim once

      (A) The Purchaser and those deriving title from the Purchaser on or after Completion shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once between them in respect of any individual breach of the Warranties or claim under the Undertakings.

      (B) No liability shall attach to the Seller by reason of any breach of the Warranties to the extent that the same loss occasioned to the Purchaser or the Company by reason of such breach has been recovered under the Undertakings and no liability shall attach to the Seller under the Undertakings to the extent that the same loss has been recovered by a claim under the Warranties given by it.

      (C) The Seller shall not be liable for breach of any of the Warranties nor under any of the Undertakings to the extent that the subject of the claim has been or is made good or is otherwise compensated for without any cost to the Purchaser or to the Company.

      Insurances

      (D) If, in respect of any matter which would give rise to a breach of the Warranties or a claim under the Undertakings, the Purchaser and/or the Company, as the case may be, is entitled to claim under any policy of insurance, then except for any amount to be paid by the

            Purchaser or the Company to the relevant insurer that exceeds R$100.000,00 (including, without limitation, deductibles and eventual retrospective premium adjustments) (such amounts being reimbursed by the Seller without the limitations set forth in this
            Schedule 2, provided the Seller is notified about such claim within 60 days after the payment is made), no such matter shall be the subject of a claim under the Warranties or the Undertakings unless and until the Purchaser and/or the Company shall have made a claim against its insurers and any such insurance claim (or any claim which could have been made had such policies or their equivalents been maintained as aforesaid) shall then reduce by the amount recovered or extinguish any such claims for breach of the Warranties or under the Undertakings.

      Recovery from third parties

      (E) If the Seller pays at any time to the Purchaser or the Company an amount pursuant to a claim in respect of the Warranties and/or the Undertakings or under any provisions of this Agreement and the Purchaser or the Company subsequently become entitled to recover from some other person any sum in respect of any matter giving rise to such claim, the Purchaser shall assign to the Seller the Right to, take all reasonably necessary steps to enforce such recovery, provided, however, that the excess of the sum recovered by the Seller from such other person less all costs, charges and expenses incurred by the Seller and the amount paid by the Seller to the Purchaser or the Company with respect to such claim, shall be promptly paid to the Purchaser or the Company.

2.5.  Acts of the Purchaser

      (A) No claim shall lie against the Seller under the Warranties or Undertakings to the extent that such claim is wholly or partly attributable to any voluntary act, transaction or arrangement carried out at the request of or with the consent of the Purchaser before Completion.

      (B) The Seller shall not be liable for any breach of Warranties or claims under the Undertakings which would not have arisen but for any reorganisation or change in ownership of the Shares after Completion or any changes in the accounting basis on which the Company values its assets or any other change in accounting policy.

2.6.  Allowance, provision or reserve in the Reference Balance Sheet

No matter shall be the subject of a claim for breach of any of the Warranties or under the Undertakings to the extent that allowance, provision or reserve in respect of such matter shall have been made in the Reference Balance Sheet or has been included in calculating creditors or deducted in calculating debtors in the Reference Balance Sheet and (in the case of creditors or debtors) is identified in the records of the Company or shall have been otherwise taken account of or reflected in the Reference Balance Sheet.

2.7.  Future legislation

No liability shall arise in respect of any breach of any of the Warranties or under the Undertakings if and to the extent that liability for such breach occurs or is increased as a result of any change after the date hereof of any legislation, regulation, ordinance or ruling of any governmental, court or regulatory authority or any interpretation of said authorities.

2.8.  Taxation

No claim shall arise in respect of any breach of any of the Warranties or in respect of the Undertakings to the extent that such claim would not have arisen but for:

      (1) any increase in rates of Tax or any change in law or practice or any withdrawal of any extra-statutory concession by a tax authority or any change in accountancy practice or principles, being an increase, withdrawal or change made, in any such case, after the date of this Agreement; or

      (ii) any changes after Completion in the bases, methods or policies of accounting of the Company, except to the extent that such changes are necessary to comply with relevant laws and regulations that were in force but were not complied by the Company before the Closing Date ; or

      (iii) a cessation of, or any change in the nature or conduct of, any trade carried on by the Company being a cessation or change occurring on or after Completion, except to the extent that such cessation or change was caused by an act that occurred on or before Completion; or

      (iv) any differences between the bases, methods or policies of accounting of the Purchaser or any member of the Purchasers group and those of the Company, except to the extent that such bases, methods or policies of accounting of the Company did not comply with the relevant laws and regulations prior to the Effective Date.

2.9.  Payment of claim to be reduction in purchase price

Any payment made by the Seller in respect of any claim under the Warranties or under the Undertakings shall be deemed to be a reduction in the Purchase Price.

Schedule 3 - (Basic information about the Company)

1.     Registered number                                                  CNPJ No.
                                                                          65.828.550/0001-49
                                                                          NIRE No.
                                                                          35.300.130.987
2.     Date of incorporation                                              February 18th, 1991
3.     Place of incorporation                                             City of Campinas, State
                                                                          of Sao Paulo
4.     Address of registered                                              City of Rio de Janeiro,
       office                                                             Stte of Rio de Janeiro at
                                                                          Av. Luis carlos Prestes
                                                                          350, 1st floor, room 119
                                                                          (part).
5.     Class of company                                                   S.A. (joing-stock company)
6.     Authorised share capital                                           Not applicable
7.     Issued share capital                                               R$ 116,608,534.10
8.     Loan capital:                                                      Not applicable
9.     Directors:
       Full name                  Usual residential address               Nationality
       Guilherme                  Rua Timoteo da Costa, 276, Apt. 101,    Brazilian
       Parente Caldas
       Barreto                    City of Rio de Janeiro, State of Rio
       Sergio Luiz                de Janeiro,                             Brazilian
       Silva                      Av Sernambetiba 2.930, Bl. 3, apt. 104,
       Luiz Guilherme
       Paschoal Dal               Barra da Tijuca, City of Rio de         Brazilian
       Colletto                   Janeiro, State of Rio de Janeiro
       Alexander                  Rua Luiz Aranha no. 820, apt. 2201,     Dutch
       Constantijn                City of Rio de Janeiro, State of Rio
       Maljers                    de Janeiro.
                                  Rua Engenheiro Cesar Grillo, no. 355,
                                  Barra da Tijuca, City of Rio de
                                  Janeiro, State of Rio de Janeiro .]




10.    Secretary:
       Full Name:                 Usual residential address:              Not applicable
       Not applicable
11.    Accounting reference date:                                         December 31st
12.    Auditors:                                                          Price Waterhouse

                                                                          Coopers

13.    Tax residence:                                                     Rio de Janeiro, Brazil
14.    Business activities:                                               The company's objectives
                                                                          are to purchase, sell,
                                                                          store, perform the
                                                                          industrial activity of
                                                                          bottling its bulk
                                                                          products, as well as to
                                                                          distribute, import,
                                                                          export, transport,
                                                                          including by means of
                                                                          pipelines, mixing and
                                                                          sale of liquefied gas and
                                                                          other petroleum
                                                                          by-products
                                                                          (hydrocarbons); and other
                                                                          related activities.

Schedule 4 - (intellectual Property) Part A

Reqistered trade and service marks

                                        Class of goods
                                        or services for         Date of next
                                           which               renewal January
Country       Mark         Number        registered               10, 2009
--------    ----------   ----------   -------------------  ---------------------
Brazil      PETROGAZ      006841708       20.35                January 10, 2009
Brazil      PETROGAZ      006841716       38.2040              January 10, 2009
Brazil      PETROGAZ      811879011       04.10                August 26, 2006
Brazil      PETROGAZ      007146604      --                    June 10, 2010
Brazil      PETROGAZ      811856313       04.10                July 15, 2006
Brazil      PETROGAZ      817067299       20.35                December 5, 2005
Brazil      PETROVIP      819241105       20.35                February 17, 2009

Brazil      PETROVIP      819241148       38.2040              January 26, 2009

Brazil      TANKINHO      819241113       38.2040              January 26, 2009
            PETROGAZ
Brazil      TANKINHO      819241121                            February 17, 2009
            PETROGAZ                      20.35
Brazil      TANKINHO      819241130                            February 17, 2009
            PETROGAZ                      0410
Brazil      PETROGAZ      19087                                Filed in
                                          4                    Paraguay in
                                                               July 29, 1999'
Brazil      PETROGAZ      2273365                              Filed in
                                                               Argentine in
                                          4                    January 13,
                                                               2000*
            GASBEL        001988174       04.10                August 8, 2007
            PAMPAGAS      821008722      --                    June 26, 2011

Trade mark and service mark applications


                                                          Class of goods or
                                            Date of       services for which
Country       Mark         Number         application     protection sought
----------  ---------   -------------    --------------  ---------------------
Brazil      PETROVIP      819241091       May 24, 1996         04.10


Description of Classes:
CLASSES       DESCRIPTION

20.35         Receptacles, bags and packs in general.

38.20 Services transportation of goods, storage and packages of goods in general.
38.40         Auxiliary services of transportation in general and storage.
04.10         Lubricant oil, grease and fuel in general.
40.15 Auxiliary services for the commerce of goods, including importation and exportation.

Part B
Licences and user aqreements

The Trademark License Agreement

Schedule 5 (Disclosure Letter)

Schedule 6 (Agreed Form Trademark License Agreement)

                               SHELL BRASIL LTDA,
                             OXITENO NORDESTE S.A.
                              INDUSTRIA E COMERCIO
                            COMPANHIA ULTRAGAZ S.A.


                                      and


                           SPGAS DISTRIBUIDORA DE GAS
                                      S.A.



                        TRADEMARK SUB-LICENSE AGREEMENT

This TRADEMARK SUB-LICENSE AGREEMENT (the "Agreement") is made this 8th day of August of 2003 among:

SHELL BRASIL LTDA., headquartered in offices located in the state of Rio de Janeiro, in the city of Rio de Janeiro, on Av. das Americas, no. 4200, Buildings 5 (rooms 101 to 701) and 6 (rooms 101 to 601) and enrolled with the National Register of Legal Entities under the no. 33.453.598/0001-23 (hereinafter called "Licensor"),

OXITENO NORDESTE S.A. INDUSTRIA E COMERCIO, a Brazilian joint-stock company, headquartered in offices located in the state of Sao Paulo, in the city of Sao Paulo, on Av. Brigadeiro Luis Antonio. no. 1343, 7(degree)andar, and enrolled with the National Register of Legal Entities under the no. 14.109.664/0002-89 (hereinafter called the "New Controlling Shareholder"),

COMPANHIA ULTRAGAZ S.A., a Brazilian joint-stock company, headquartered in offices located in the state of Sao Paulo, in the city of Sao Paulo, on Av. Brigadeiro Luis Antonio, no. 1343, 9(degree)andar, and enrolled with the National Register of Legal Entities under the no. 61.602.199/0001-12 (hereinafter called "Ultra"),

and

SPGAS DISTRIBUIDORA DE GAS S.A., a Brazilian joint-stock company, headquartered in the state of Sao Paulo, in the city of Sao Paulo, on Av. Brigadeiro Luiz Antonio, no. 1343, 6(degree)andar, ala A (part), Bairro da Bela Vista, and enrolled with the National Register of Legal Entities under the no. 65.828.550/0001-49 (hereinafter called "Licensee").

                                    RECITALS

1. Shell International Petroleum Company Ltd. (hereinafter called "SIPC"), a company of the Royal/Dutch Group, with registered office in England, is the lawful owner of the Trade Marks (as hereinafter defined) listed in the
     Schedule 1 and any copyright which exists in such Trade Marks, which are currently being used by the Licensee or any of its Authorized Sub-Licensees for the conduction of the Business, including in a quantity of LPG Cylinders, bulk tanks and vehicles on which the Trade Marks are printed and/or embossed or stamped, as well as in Licensee's plants, depots, points of sales ("POS") and in its franchisees' sites;

2. SIPC has granted to Licensor the non-exclusive right in Brazil to use, among others, the Trade Marks, under the Agreement entered by and between them on the 17th day of December 1976 and further amendments (hereinafter called "1976 License Agreement");

3. SIPC, under the 1976 License Agreement, item 1.(B), has also granted to Licensor the right to grant to third parties, in terms not inconsistent with the terms of such 1976 License Agreement. the right to use any of the Trade Marks in Brazil subject to SIPC's prior approval;

4.   Licensee is willing to use the Trade Marks in Brazil;

5. SIPC expressly agreed with the Trade Marks sub-license from Licensor to Licensee under terms and conditions of this Agreement;

6. By means of a Share Purchase Agreement, all the Shares of Licensee were transferred by Shell Petroleum NV (herein called the "Old Controlling Shareholder") to the New Controlling Shareholder;

7. Due to such transfer of Shares, the New Controlling Shareholder paid to the Old Controlling Shareholder the amount of R$107.865.000,00 (one hundred and seven million, eight hundred sixty five thousand reais) (the "Purchase Price");

8. As part of the consideration for the Purchase Price, besides the transfer of the Shares to the New Controlling Shareholder, the Old Controlling Shareholder and the New Controlling Shareholder have agreed in the Share Purchase Agreement, with the express approval of SIPC, that each of the Licensee and its Authorized Sub-Licensees should continue to display the Trade Marks on any of its plants, depots, POS, franchisees' sites, LPG Cylinders, bulk tanks or vehicles, as applicable, as existing on the Closing Date and thereafter until such plants, depots, POS, franchisees' sites, LPG

     Cylinders, bulk tanks and vehicles can be re-branded or replaced and only in accordance with the terms and conditions of this Agreement;

9. Licensor and Licensee intend that the use of the Trade Marks by each of the Licensee and its Authorized Sub-Licensees in its plants, depots, POS, franchisees' sites, LPG Cylinders, bulk tanks or vehicles, as applicable, should be phased out in the time frame and in the form established in Clause 4 to this Agreement;

     IT IS AGREED AS FOLLOWS:

     1.   Definitions

     Terms that are defined in the Share Purchase Agreement and are not defined herein, shall have the meaning ascribed to them in the Share Purchase Agreement. For the purposes of this Agreement the following expressions shall have the following meanings:

(a) "Affiliate" in relation to Licensor shall mean N.V. Koninklijke Nederlandsche Petroleum Maatschappij, a Netherlands company ("Royal Dutch"), and The "Shell" Transport and Trading Company, p.l.c., an English company ("Shell T&T"), and any company other than Licensor which is at the time in question directly or indirectly affiliated to either Royal Dutch or Shell T&T or both of them. For this purpose and for the purposes of defining "Affiliate" as to its applicability to the Licensee and its New Controlling Shareholder, a particular company is (i) directly affiliated to a company or companies beneficially owning shares carrying fifty percent (50%) or more of the votes exercisable at a general meeting (or its equivalent) of the particular company; and (ii) indirectly affiliated to a company or companies ("the parent company or companies") if a series of companies can be specified, beginning with the parent company or companies and ending with the particular company, so related that each company of the series, except the parent company or companies, is directly affiliated to one or more of the companies earlier in the series.

(b) "Assets" shall mean the LPG Cylinders, bulk tanks, vehicles, Licensee's plants, depots, POS and franchisees' sites and any other asset, equipment or material, which are used by the Licensee or any of its Authorized Sub-Licensees for the conduction of the Business.

(c) "Authorized Sub-Licensed" shall have the meaning set forth in Clause 2 (1) of this Agreement.

(d) "Big Foot Cylinders" shall mean a cylinder for the storage of LPG with 13 kg, with a larger base than the usual cylinders of 13 kg.

(e) "Business" shall mean the activities directly or indirectly performed by the Licensee as of the date hereof, which can be summarized as: LPG acquisition, LPG storing, LPG cylinder filling and distribution, packed and bulk business.

(f) "Closing Date" shall mean August 8, 2003.

(g) "Embossed Trade Marks" shall mean Trade Marks which at the date hereof have been embossed or permanently hard-stamped on LPG Cylinders or bulk tanks during manufacture in such a way that they cannot be removed except by grinding.

(h) "Goods" shall mean LPG sold in LPG Cylinders or dispensed directly into bulk tanks located on customers' premises.

(i) "LPG" shall mean liquefied petroleum gas.

(j) "LPG Cylinders" shall mean cylinders for the storage of LPG with 2 kg, 5 kg, 8 kg, 13 kg (including Big Foot Cylinders), 20 kg, 45 kg or 90 kg.

(k) "Share Purchase Agreement" shall mean the agreement between the Old Controlling Shareholder and the New Controlling Shareholder relating to the sale and purchase of all the Shares of Licensee.

(l) "Trade Marks" shall mean those trade marks registered by SIPC in Brazil with the Brazilian Patent and Trademark Office--INPI and listed in the Schedule 1, together with any trade or business names, logos, used or displayed on or in relation to any of the Assets that may suggest any connection with SIPC and/or its Affiliates, including in particular the "Shell" name.

2.   License

(1) Licensor hereby grants to Licensee for the term of this Agreement, a non-exclusive royalty-free sub-license to use the Trade Marks in connection with its Business in Brazil, without the right to grant sublicenses, except to
(i) its current franchisees, through the franchise agreements the Licensee is a party to on this date (a list of such agreements is attached as Schedule 2 hereto), (ii) the owners of the current POS, through the so-called "Contratos de Revenda de GLP e Cessao de Uso de Marca e Padroes e Outras Avencas" (a list of such agreements is attached as Schedule 3 hereto), to which the Licensee is a party to on this date, and (iii) the current carrier companies, through the so-called "Contratos de Prestacao de Servicos de Transporte de Carga" (a list of such agreements is attached as Schedule 4 hereto), to which the Licensee is a party to on this date (together the "Authorized Sub-Licensees").

(2) It is expressly agreed that SIPC shall be the sole owner of the Trade Marks. Licensee agrees to maintain quality in the operation of its Business consistent with its current status.

(3) In consideration of the covenants in Clauses 3 and 4 below, no trade mark infringement action shall be taken against Licensee to prevent Licensee's use of Assets bearing the Trade Marks in accordance with the terms of this Agreement, for the specific periods set forth in Clause 4 to this Agreement.

3.   Covenants

Each of the Licensee and the New Controlling Shareholder hereby covenants that it shall not do anything that takes unfair advantage of, or is detrimental to, the distinctive character or repute of the Trade Marks. In particular:

(a) Licensee shall, and shall take all reasonable commercial and/or legal measures to cause the Authorized Sub-Licensees to use the Assets bearing the Trade Marks in such a manner as it is currently used; and

(b) Licensee and the New Controlling Shareholder shall use, and shall take all reasonable commercial and/or legal measures to cause the Authorized Sub-Licensees to use, the Trade Marks (and the wording to accompany them) in "Shell" branded sites in its current manner and context of use; and

(c) Licensee and the New Controlling Shareholder shall comply with the provisions set forth in Clauses 5 and 6 of the Share Purchase Agreement; and

(d) Licensee shall not take any action that may lead anyone to believe, including its customers, franchisees and POS, that Licensee is in any manner Affiliated or Controlled by any company that is a part of the economic group of SIPC and Licensor and shall make clear that the Trade Marks are owned by SIPC by displaying the wording "Licensed by Shell International Petroleum Company Limited to Companhia Ultragaz S.A." under the Trade Marks displayed in all stickers that are affixed on the LPG Cylinders; and

(e) Licensee and its New Controlling Shareholder shall not seek to register as a trade mark, trading name, or company name any mark which is the same as or bears any confusing resemblance to the Trade Marks; and

(f) Licensee and its New Controlling Shareholder shall not conduct the whole or any part of their business under a corporate or business name which might impair the validity, reputation or distinctiveness of any of the Trade Marks; and

(g) Licensee shall use, and shall take all reasonable commercial and/ or legal measures to cause the Authorized Sub-Licensees to use, the Trade Marks as currently used; and

(h) Licensee shall not:

(i) apply any of the Trade Marks to new Assets; or

(ii) re-apply any of the Trade Marks to reconditioned or re-painted Assets; or

(iii) make any use of the Trade Marks in promotional or other literature or in any other way to promote the sale of the Licensee's or its New Controlling Shareholder's Goods.

4.   Re-Branding Obligations

(1) The New Controlling Shareholder agrees that it shall, and shall cause the Licensee to, and shall take all reasonable legal and/or commercial measures to cause the Authorized Sub-Licensees to, as soon as reasonably practical after the Closing Date and in any event within the timeframes established below, cease in any manner whatsoever to use or display in connection with the Business any of the Trade Marks (other than Embossed Trade Marks). Accordingly, the New Controlling Shareholder shall, and shall cause the Licensee to, and shall take all reasonable legal and/or commercial measures to cause the Authorized Sub-Licensees to, remove or obliterate from the Assets, within the timeframes and in the manners established below, all Trade Marks (other than Embossed Trade Marks):

(a) Plants and Depots: Within 60 days from the Closing Date, the Licensee shall remove or obliterate the Trade Marks being used therein by repainting the places where they are located and removing or obliterating any plates and signs showing such Trade Marks.

(b) POS: (i) Within the period starting 6 months from the Closing Date and ending after the 24th month from the Closing Date, the Licensee shall terminate all the so called "Contrato de Revenda de GLP e Cessao de Uso de Marca e Padroes e Outras Avencas" entered into with each of the owners of POS; and (ii) within 2 (two) years from the Closing Date, the Licensee shall either terminate the relationship with all POS which currently operate under the Trade Marks but with which the Licensee has not entered into a written agreement as of this date (a list of such POS is attached hereto as Schedule 5) or enter into new arrangements with such POS under the New Controlling Shareholder or other trade mark.

(c) Franchisees' Sites: All the franchise agreements entered into with each of the franchisees (i) which expire in less than 6 (six) months after the Closing Date may, at the sole and exclusive discretion of the Licensee, be renewed for an additional period of 6 (six) months, and (ii) which expire more than 6 (six) months after the Closing Date shall not be renewed, and shall therefore be terminated at the termination date of such agreement by notice sent by the

Licensee to each franchisee as set forth in each agreement. Notwithstanding the above, at the sole and exclusive discretion of the Licensee, such agreements may be terminated by the Licensee before its termination date. The Licensor hereby acknowledges and agrees that, for both situations of items (i) and (ii) above, the provisions of this Agreement, specially but not limited to, those related to the sub-license of the Trade Marks to the Licensee, shall continue to be valid and applicable until the termination date of the respective franchise agreements. in order to allow the Licensee to comply with its contractual obligations under the franchise agreements mentioned above.

(d) LPG Cylinders: Within 10 (ten) years from the Closing Date, the Licensee shall remove and replace the Trade Marks from the removable components of the LPG Cylinders. However, if the main body of the LPG Cylinder is stamped with an Embossed Trade Mark, the Licensee shall use the LPG Cylinders for their total useful life.

(e) Bulk Tanks Owned by the Licensee: Within 6 (six) months from the Closing Date, the Licensee shall cause its customers to remove the Trade Marks being displayed at the bulk tanks owned by the Licensee and located at their premises. However, if the main body of the bulk tanks owned by the Licensee are stamped with Embossed Trade Marks, the Licensee shall use such tanks for their total useful life.

(f) Vehicles Owned by the Licensee: Within 3 (three) months from the Closing Date, the Licensee shall remove or obliterate the Trade Marks, and any colour displays that are part of the Shell visual manifestation, being displayed at any of its vehicles.

(g) Vehicles Owned by third parties: Within 3 (three) months from the Closing Date, the Licensee shall take all reasonable legal and/ or commercial measures to cause the carrier companies parties to the so called "Contratos de Prestacao de Servicos de Transporte de Carga" entered into with the Licensee to remove or obliterate the Trade Marks being displayed on their vehicles.

(h) Stationary and other documentation: Since the Closing Date, the Licensee shall not print any new invoice, letterhead papers and other documents displaying the Trade Marks and within 1 (one) month from the Closing Date, the Licensee shall mark with a stamp over the Trade Marks contained in the existing printed and not used invoices the new trademarked or corporate name adopted by Licensee.

(2) The New Controlling Shareholder shall give Licensor reasonable access to Licensee's properties and premises, and shall require the Authorized Sub-Licensees to give reasonable access to their properties and premises, upon reasonable notice from Licensor during the timeframes specified above and for three (3) months following the expiry of each specific period established above to check whether or not they have complied with this Clause 4.

(3) The New Controlling Shareholder and the Licensee shall keep the Licensor and any of its Affiliates harmless and indemnified for the cost of all such re-branding activity.

5.   Ownership and Use

Nothing in this Agreement shall be construed as granting Licensee or the New Controlling Shareholder any proprietary rights in any of the Trade Marks and any goodwill arising out of the presence of the Trade Marks on the Assets shall accrue to Licensor.

6.   Infringement

(1) Immediately upon becoming aware of:

(a) any infringement or suspected infringement of any of the Trade Marks by a third party; or

(b) any application for the registration of a trade mark which Licensee or the New Controlling Shareholder believes should be opposed because of its similarity to a Trade Mark; or

(c) any matter or circumstance of whatsoever nature which in the opinion of Licensee or the New Controlling Shareholder might affect the interests of Licensor under this Agreement, the New Controlling Shareholder shall immediately notify Licensor thereof but the New Controlling Shareholder or the Licensee shall not institute any action or proceeding for infringement, opposition or otherwise or take any other steps for the protection of the Trade Marks unless requested or agreed to in writing by Licensor.

(2) If Licensor desires to institute any action or proceeding or take any other step for the protection of the Trade Marks, then Licensee shall, if reasonably requested by Licensor in writing and in order to allow Licensor to protect the Trade Marks, join Licensor in any such action or proceeding or step, at the sole and exclusive expense of the Licensor.

7.   Costs

The costs of maintaining the Trade Marks registration shall be borne by Licensor.

8.   Liability and Indemnity

(1) Licensor shall not be liable to Licensee or the New Controlling Shareholder for any loss or damage suffered by Licensee or the New Controlling Shareholder as a result of or in connection with Licensee's conduct of its business and the display in connection therewith of the Trade Marks. Licensor makes no representations and gives no warranties under this Agreement as to the non-infringement of third party rights or otherwise, and all implied warranties are hereby excluded.

(2) Licensee and the New Controlling Shareholder shall each fully defend, indemnify and hold Licensor and its Affiliates harmless against any and all claims, demands, losses or costs (including reasonable legal costs) which Licensor and its Affiliates may receive, suffer or incur at the instance of any third party arising out of or in connection with any display, representation, misrepresentation, use or misuse or any other handling whatsoever made after the Closing Date by the Licensee of the Trade Marks on the Assets or otherwise in connection with the Business, without set-off counterclaim or any other deduction of any nature and regardless of whether or not the New Controlling Shareholder or the Licensee has complied with its obligations under this Agreement. This obligation of the Licensee shall not apply in those claims, demands, losses or costs (including legal costs) where such claims, demands, losses or costs (including legal costs) originated as a result of actions or omissions of the Licensor or the Licensee prior to the Closing Date. For the avoidance of doubt, this indemnity shall not extend to any claim by a third party if and to the extent that such claim challenges the validity or ownership of the Trade Marks

(3) Licensor shall fully defend, indemnify and hold Licensee and its Affiliates harmless against any and all claims, (including, without limitation, claims that challenges the validity or ownership of the Trade Marks), demands, losses or costs (including reasonable legal costs) which Licensee and its Affiliates may receive, suffer or incur at the instance of any third party arising out of or in connection with any display or use made before the Closing Date by the Licensee of the Trade Marks on the Assets, without set-off counterclaim or any other deduction of any nature.

9.   Term of Agreement

(1) The provisions of this Agreement shall come into force on its signature date and shall remain in force until the expiry of the longest period referred to in Clause 4 above, unless terminated sooner in accordance with the provisions of this Agreement.

(2) Licensor may by written notice to Licensee and the New Controlling Shareholder terminate the provisions of this Agreement with immediate effect if:

(a) Licensee or the New Controlling Shareholder commits a breach of any of the conditions or covenants of this Agreement and fails to rectify the breach within 30 (thirty) days of receiving notification of the breach from Licensor, or

(b) Licensee or the New Controlling Shareholder challenges the validity of the Trade Marks or Licensor's right to sub-license the Trade Marks, or

(c) Licensee or the New Controlling Shareholder goes into bankruptcy or concordata.

(3) Upon termination or expiry of this Agreement, Licensee and the New Controlling Shareholder shall not use or assist others to use any of the Trade Marks or any other mark or manifestation which might be confused with the Trade Marks, or which might be regarded as a copy or imitation of the Trade Marks, in relation to any goods, services or activity or as a business or corporate name (or as part of a business or corporate name).

(4) The provisions of Clauses 8, 9(3) and 12 of this Agreement shall survive its expiry or termination for whatever reason.

(5) Upon termination or expiry of the provisions of Clause 4 of this Agreement, Licensee shall cease the use of the Trade Marks and promptly remove all references to the Trade Marks from the Assets and, in relation to the Assets where such prompt removal is not practicable, cease to use such Assets until references to the Trade Marks have been removed from such Assets.

10.  Penalties

Any breach by the Licensee or the New Controlling Shareholder of any provision of this Agreement, including but not limited to the re-branding provisions set forth in Clause 4 above, will result in the imposition of a daily penalty in the amount of R$50.000,00 (fifty thousand reais) if such default is not cured within 30 days of such breach (except from the obligations set forth in Clauses 4 (1) (a), (f) and (h), to which such 30 days cure period shall not apply), without prejudice to any other remedies available to the Licensor. The amounts due to the Licensor under this Clause shall be adjusted by IPC-A from the Closing Date until the respective payment date.

11. Assignment and Sub-Licensing

(1) Licensor shall be free to assign the trade Marks and/or its rights and obligations under this Agreement as it shall see fit, subject to the rights of Licensee hereunder.

(2) Licensee and the New Controlling Shareholder shall not in any circumstances assign or transfer its rights or obligations under this Agreement and shall not sub-license its rights nor sell or transfer any of the plants. depots, LPG Cylinders, bulk tanks or vehicles still bearing the Trade Marks to any third party, except (a) for the sublicenses granted by Licensee to (i) its franchisees, through the franchise agreements the Licensee is a party to on this date, (ii) the owners of the POS, through the so-called "Contratos de Revenda de GLP e Cessao de Uso de Marca e Padroes e Outras Avencas" the Licensee is a party to on this date, (iii) the carrier companies, through the so-called "Contratos de Prestavdo de Servicos de Transporte de Carga" the Licensee is a party to on this date or (b) after 2 (two) years after the Closing Date, for any assignee, in case the New Controlling Shareholder transfers the shares of the capital stock of the Licensee to any third party, or (c) for its Affiliates.

12.  Notices

All notices to be sent by one party to the other pursuant to this Agreement shall be sent to that other party at its address given at the beginning of this Agreement. Any party may at any time designate in writing to the other party a different or additional address to which notices and other communications are subsequently to be sent.

13.  Applicability of and Conflict with 1976 License Agreement

The 1976 License Agreement shall apply to the relationship hereunder between the parties subsidiarily and where not contrary to the provisions of this Agreement. In case of conflict between the statements of the two contracts, the provisions of this Agreement shall prevail over the 1976 License Agreement.

14.  Applicable Law and Jurisdiction

This Agreement and the relationship hereunder between the parties and any dispute arising from or in connection with it shall be exclusively interpreted in accordance with and governed by the Brazilian law and the courts of the City of Rio de Janeiro. State of Rio de Janeiro shall have exclusive jurisdiction to deal with any such dispute.

15.  Intervening Party

Ultra signs this Agreement as an intervening party, acknowledging all its terms and conditions and as a legal successor of the New Controlling Shareholder in all its rights and obligations hereunder, as from the date the Shares are transferred from New Controlling Shareholder to Ultra (or to any other third party) up to the date such rights and obligations cease to exist.

16.  Language

This Agreement is entered into both English and Portuguese versions. In case of any conflict between them, the English version shall prevail.

AS WITNESS WHEREOF the parties have executed this Agreement in (4) four original counterparts of identical form and content, to one sole effect, in the presence of the two undersigned witnesses:

Rio de Janeiro, August 08, 2003.

SHELL BRASIL LTDA.


By:
       Title:

COMPANHIA ULTRAGAZ S.A.


By:
       Title:


OXITENO NORDESTE S.A.
   INDUSTRIA E COMERCIO


By:
       Title:


SPGAS DISTRIBUIDORA DE GAS
   S.A.


By:
       Title:


Witnesses:


1)
     Name:
     Id#:



2)
     Name:

     Id#:

                                   SCHEDULE 1
                                   ----------

                           Trademarks To Be Licensed
                           -------------------------


Trade Mark          Regn. No.          Date of Registration          Class
----------          ---------          --------------------          -----

[GRAPHIC]           819869678            August 10, 1999             40.15

                                   SCHEDULE 2
                                   ----------

This Schedule 2 shall be deemed to include any other franchisee of the Licensee who provenly has directly or indirectly, been a franchisee of the Licensee on or before the Closing Date.

                              List of Franchisees
                              -------------------

                                (see attachment)

                                   SCHEDULE 4
                                   ----------

This Schedule 4 shall be deemed to include all agreements so called "Contratos de Prestacao de Servicos de Transporte de Carga" entered into by the Licensee which have provenly been directly or indirectly entered on or before the Closing Date.

List of the so-called "Contratos de Prestacao de Servicos de Transporte de
Carga"

                                (see attachment)

Schedule 7 (List of Secondees)
------------------------------

1.   Alejandro Carro

2.   Alfredo Nascimento

3.   Amadeu Queijo

4.   Fernando Sumnienski

5.   Guilherme Barreto

6.   Luiz Colletto

7.   Rafael Spadon

8.   Roberto Guarda

9.   Sergio Silva

10.  Rogerio Quadros

11.  Angela Bastos

12.  Marcos Veiga

13.  Carlos Cortes

Schedule 8 (List of agreements for the rendering of services to the Company to
------------------------------------------------------------------------------
be terminated)
--------------

1. Service Agreement entered into by and between Shell Brasil and Petrogaz dated as of June 1, 2000.

2. Direct Dealing GI Services Contract entered into by and between Shell Information Technology International B.V. and the Company dated as of March 18, 2003.

3. Service Agreement entered into by and between Shell International Petroleum Company Limited and the Company December 3, 2001.

Schedule 9 (Reference Balance Sheet)
------------------------------------

Schedule 10 (List of matter not subject to standard limitation on quantum)
--------------------------------------------------------------------------



                                      21